Exhibit 99.2


PROSPECTUS SUPPLEMENT                                         CERTIFICATES --
(To Prospectus Dated ___________ __, 199__)                  SENIOR/SUBORDINATE
--------------------------------------------------------------------------------


                                 $--------------
     AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                    Depositor
                    AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                           Seller and Master Servicer
                                   ----------
                                    Servicers
                                   ----------
                                      LOGO
                                     AMRESCO
                   AMRESCO Residential Securities Corporation

         The AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of
(i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates (collectively, the "Class A Certificates"); (ii) the Class M-1F Certificates and the Class M-1A Certificates (collectively, the "Class M-1 Certificates"); (iii) the Class M-2F Certificates and the Class M-2A Certificates (collectively, the "Class M-2 Certificates" and, collectively with the Class M-1 Certificates, the "Mezzanine Certificates");
(iv) the Class B-1F Certificates and the Class B-1A Certificates (collectively, the "Class B-1 Certificates"; (v) the Class C-FIO and Class C-AIO Certificates (collectively, the "Class C-IO Certificates" and, collectively with the Mezzanine Certificates and the Class B-1 Certificates, the "Subordinate Certificates"); (vi) the Class S Certificates; (vii) the Class D Certificates; and (viii) the residual class with respect to each REMIC held by the Trust (the "Class R Certificates," and together with the Class C-IO Certificates, the Class D Certificates and the Class S Certificates, the "Private Certificates"). Only the Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.
         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-__ and "Prepayment and Yield Considerations" beginning on page S-__ herein and "Risk Factors" beginning
on page 7 in the Prospectus.                      (Cover continued on next page)
                                   ----------
         THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              Initial Certificate     Pass-Through        Price to         Underwriting        Proceeds to
                               Principal Balance          Rate             Public            Discount           Depositor
                               -----------------          ----             ------            --------           ---------
Class A-1 Certificate           $                             %                 %                   %           $
Class A-2 Certificate
Class A-3 Certificate
Class A-4 Certificate
Class A-5 Certificate
Class A-6 Certificate
Class A-7 Certificate
Class A-8 Certificate
Class M-1F Certificate
Class M-1A Certificate
Class M-2F Certificate
Class M-2A Certificate
Class B-1F Certificate
Class B-1A Certificate



----------
                                   ----------

         The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, S.A. and the Euroclear System on or about ______________ ___, 199__. The Offered Certificates will be offered in Europe and the United States of America.

----------

[UNDERWRITER]

                                  [UNDERWRITER]


--------------------------------------------------------------------------------

       The date of this Prospectus Supplement is _____________ __, 199__.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(Cover continued from previous page)

         The Certificates represent undivided ownership interests in two pools (each, a "Mortgage Loan Group") of fixed and adjustable rate mortgage loans (the "Mortgage Loans") held by AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust"). The Class A-1 through Class A-6, Class M-1F, Class M-2F, Class B-1F and Class C-FIO Certificates (collectively, the "Fixed Rate Group Certificates") will represent undivided ownership interests in the Mortgage Loans in the Fixed Rate Group and the respective Pre-Funding Account (as defined herein). The Class A-7, Class A-8, Class M-1A, Class M-2A, Class B-1A and Class C-AIO Certificates (collectively, the "Adjustable Rate Group Certificates") will represent undivided ownership interests in the Mortgage Loans in the Adjustable Rate Group and the respective Pre-Funding Account (as defined herein). The Mortgage Loans are secured by first and second lien mortgages or deeds of trust. The Offered Certificates also represent an undivided ownership interest in all monies due under the respective Mortgage Loans after ______________ ___, 199__ (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans (the "Mortgaged Properties"), funds on deposit in certain trust accounts, and certain other property.

         The Class M-1 Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates to the extent described herein. The Class M-2 Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates and the related Class M-1 Certificates to the extent described herein. The Class B-1 Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates and the related Mezzanine Certificates to the extent described herein. The Class C-IO Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates, the related Mezzanine Certificates and the related Class B-1 Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Fixed Rate Group will equal _____% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates and the initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Adjustable Rate Group will equal _____% of the initial aggregate Certificate Principal Balance of the Adjustable Rate Group Certificates.

         The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of ______________, 199___, among the Depositor, AMRESCO Residential Capital Markets, Inc., as Seller and Master Servicer, the Servicers and ________________________________, as Trustee (the "Trustee").

         The Loan Balance of the Mortgage Loans as of the close of business on _______________ ___, 199___ (the "Statistical Calculation Date") will be $_____________. In addition to the Mortgage Loans as of the Statistical Calculation Date, additional Mortgage Loans will be purchased by the Trust from the Depositor on the Closing Date. All of the Mortgage Loans as of the Closing Date (the "Initial Mortgage Loans") will have a Cut-Off Date as of the close of business on ____________ ___, 199__ and the Depositor expects that the Loan Balance of the Initial Mortgage Loans will total approximately $______________ as of the Closing Date. See "The Mortgage Loan Pool" herein.

         The Pooling and Servicing Agreement provides that additional Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor from time to time on or before ____________ ___, 199___ from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one of the Mortgage Loan Groups. On the Closing Date aggregate cash amounts of approximately $___________ and $___________ will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Mortgage Loans for the Fixed Rate Group and the Adjustable Rate Group, respectively.

         The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Offered Certificates-Book-Entry Registration of the Offered Certificates" herein.

         Distributions of interest will be made to the Owners of the Certificates on the 25th day of each month (or, if such day is not a business day, the next business day) beginning ________ 25, 199__ (each such date, a "Payment Date"). To the extent available, interest will be passed through on each Payment Date to the Owners of the Offered Certificates based on the related Certificate Principal Balance (as defined herein), and at the rate applicable to the related Class of the Offered Certificates (each, a "Pass-Through Rate"). The Pass-Through Rate for each Class of the Adjustable Rate Group Certificates adjusts monthly based upon One-Month LIBOR (as defined herein) or as otherwise described herein. Distributions of principal in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein.

         Except as described further herein, only the Class A Certificates may be acquired by Plans (as defined herein). See "ERISA Considerations" herein.

         The yield to investors on the Offered Certificates sold at prices other than par, may be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans in the related Mortgage Loan Group, which may vary over time. See "Risk Factors" and "Prepayment and Yield Considerations" herein and "Risk Factors" in the Prospectus.

         The Trust will make one or more elections to treat certain assets thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein, all Classes of the Offered Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.
                                 ---------------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ______________ ___, 199___, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

                                REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Offered Certificates. So long as any Offered Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Offered Certificates in accordance with its procedures. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

                                                       TABLE OF CONTENTS

                                                     Prospectus Supplement

                                                                                                                          Page
                                                                                                                          ----

SUMMARY OF TERMS...........................................................................................................S-1
RISK FACTORS..............................................................................................................S-22
THE PORTFOLIO OF MORTGAGE LOANS...........................................................................................S-25
     General..............................................................................................................S-25
     Underwriting Guidelines..............................................................................................S-26
     Prepayment Penalties.................................................................................................S-28
     Representations Relating to the Mortgage Loans.......................................................................S-29
     Responsibilities of the Master Servicer..............................................................................S-29
     The Servicers........................................................................................................S-30
USE OF PROCEEDS...........................................................................................................S-30
THE DEPOSITOR.............................................................................................................S-30
THE MORTGAGE LOAN POOLS...................................................................................................S-30
     General..............................................................................................................S-30
     Initial Mortgage Loans -- Fixed Rate Group...........................................................................S-31
     Initial Mortgage Loans -- Adjustable Rate Group......................................................................S-37
     Conveyance of Subsequent Mortgage Loans..............................................................................S-46
PREPAYMENT AND YIELD CONSIDERATIONS.......................................................................................S-47
     General..............................................................................................................S-47
     Mandatory Prepayment.................................................................................................S-48
     Prepayment and Yield Scenarios for Offered Certificates..............................................................S-48
     Payment Lag Feature of Fixed Rate Group Certificates.................................................................S-50
THE ORIGINATORS...........................................................................................................S-50
FORMATION OF THE TRUST AND TRUST PROPERTY.................................................................................S-50
ADDITIONAL INFORMATION....................................................................................................S-51
DESCRIPTION OF THE OFFERED CERTIFICATES...................................................................................S-51
     General..............................................................................................................S-51
     Payment Dates........................................................................................................S-51
     Distributions........................................................................................................S-52
     Pre-Funding Account..................................................................................................S-54
     Capitalized Interest Account.........................................................................................S-54
     Calculation of One-Month LIBOR.......................................................................................S-54
     Book Entry Registration of the Offered Certificates..................................................................S-55
     Assignment of Rights.................................................................................................S-57
CREDIT ENHANCEMENT........................................................................................................S-57
     Subordination of Subordinate Certificates and Certain of the
         Private Certificates.............................................................................................S-58
     Application of Realized Losses.......................................................................................S-58
     Application of Monthly Excess Cash Flow Amounts......................................................................S-59
THE POOLING AND SERVICING AGREEMENT.......................................................................................S-61
     Covenant of the Seller to Take Certain Actions with Respect to the
         Mortgage Loans in Certain Situations.............................................................................S-61
     Assignment of Mortgage Loans.........................................................................................S-62
     Servicing............................................................................................................S-63
     Removal and Resignation of a Servicer................................................................................S-67
     Subservicer..........................................................................................................S-67
     Reporting Requirements...............................................................................................S-67
     Removal of Trustee for Cause.........................................................................................S-68
     Governing Law........................................................................................................S-69
     Amendments...........................................................................................................S-69
     Termination of the Trust.............................................................................................S-69
     Auction Sale; Step Up on Certain Pass-Through Rates;
         Termination......................................................................................................S-69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................................................S-70
     REMIC Elections......................................................................................................S-70
ERISA CONSIDERATIONS......................................................................................................S-71
RATINGS...................................................................................................................S-73
LEGAL INVESTMENT MATTERS..................................................................................................S-73
UNDERWRITING..............................................................................................................S-74
CERTAIN LEGAL MATTERS.....................................................................................................S-75
GLOBAL CLEARANCE, SETTLEMENT AND TAX
     DOCUMENTATION PROCEDURES..............................................................................................I-1
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...............................................................................A-1



                                                          Prospectus

                                                                                                                          Page
                                                                                                                          ----

SUMMARY OF PROSPECTUS......................................................................................................  1
RISK FACTORS...............................................................................................................  7
DESCRIPTION OF THE SECURITIES.............................................................................................. 10
   General................................................................................................................. 11
   Classes of Securities................................................................................................... 11
   Distributions of Principal and Interest................................................................................. 12
   Book Entry Registration................................................................................................. 14
   List of Owners of Securities............................................................................................ 14
THE TRUSTS................................................................................................................. 14
   Mortgage Loans.......................................................................................................... 15
   Contracts............................................................................................................... 17
   Mortgage-Backed Securities.............................................................................................. 17
   Other Mortgage Securities............................................................................................... 17
CREDIT ENHANCEMENT......................................................................................................... 17
SERVICING OF MORTGAGE LOANS AND CONTRACTS.................................................................................. 21
   Payments on Mortgage Loans.............................................................................................. 22
   Advances................................................................................................................ 22
   Collection and Other Servicing Procedures............................................................................... 23
   Primary Mortgage Insurance.............................................................................................. 25
   Standard Hazard Insurance............................................................................................... 25
   Title Insurance Policies................................................................................................ 26
   Claims Under Primary Mortgage Insurance Policies and
        Standard Hazard Insurance Policies; Other Realization
        Upon Defaulted Loan................................................................................................ 26
   Servicing Compensation and Payment of Expenses.......................................................................... 27
   Master Servicer......................................................................................................... 27
ADMINISTRATION............................................................................................................. 27
   Assignment of Mortgage Assets........................................................................................... 27
   Evidence as to Compliance............................................................................................... 29
   The Trustee............................................................................................................. 30
   Administration of the Security Account.................................................................................. 30
   Reports................................................................................................................. 31
   Forward Commitments; Pre-Funding........................................................................................ 32
   Servicer Events of Default.............................................................................................. 32
   Rights Upon Servicer Event of Default................................................................................... 32
   Amendment............................................................................................................... 33
   Termination............................................................................................................. 33
USE OF PROCEEDS............................................................................................................ 33
THE DEPOSITOR.............................................................................................................. 33
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS............................................................................... 34
   General................................................................................................................. 34
   Foreclosure............................................................................................................. 35
   Soldiers' and Sailors' Civil Relief Act................................................................................. 39
   The Contracts........................................................................................................... 40
   The Title I Program..................................................................................................... 42
LEGAL INVESTMENT MATTERS................................................................................................... 42
ERISA CONSIDERATIONS....................................................................................................... 43
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................................................... 45
   Federal Income Tax Consequences For REMIC Securities.................................................................... 45
   Taxation of Regular Securities.......................................................................................... 46
   Taxation of Residual Securities......................................................................................... 51
   Treatment of Certain Items of REMIC Income
        and Expense........................................................................................................ 53
   Tax-Related Restrictions on Transfer of
        Residual Securities................................................................................................ 55
   Sale or Exchange of a Residual Security................................................................................. 57
   Taxes That May Be Imposed on the REMIC Pool............................................................................. 57
   Liquidation of the REMIC Pool........................................................................................... 58
   Administrative Matters.................................................................................................. 58
   Limitations on Deduction of Certain Expenses............................................................................ 58
   Taxation of Certain Foreign Investors................................................................................... 59
   Backup Withholding...................................................................................................... 59
   Reporting Requirements.................................................................................................. 60
   Federal Income Tax Consequences for Securities as to Which
        No REMIC Election Is Made.......................................................................................... 60
   Standard Securities......................................................................................................60
   Premium and Discount.................................................................................................... 62
   Stripped Securities..................................................................................................... 63
   Reporting Requirements and Backup Withholding........................................................................... 65
   Taxation of Certain Foreign Investors................................................................................... 66
   Debt Securities..........................................................................................................66
   Taxation of Securities Classified as Partnership Interests.............................................................. 67
PLAN OF DISTRIBUTION....................................................................................................... 67
RATINGS.....................................................................................................................68
LEGAL MATTERS.............................................................................................................. 68
FINANCIAL INFORMATION...................................................................................................... 68
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.............................................................................. A-1

                                SUMMARY OF TERMS

   This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index to Location of Principal Defined Terms for the location of certain capitalized terms.

Issuer: AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-2__(the "Trust").

Certificates
Offered: $_____________ Mortgage Loan Pass-Through Certificates, Series 199__-__ to be issued in the following Classes (each, a "Class") and original Certificate Principal Balances (each, an "Original Certificate Principal Balance") set forth below:


                  Original Certificate    Pass-Through
                  Principal Balance          Rate                Class
                  -----------------          ----                -----
                                 $             %       Class A-1 Certificates
                                                       Class A-2 Certificates
                                                       Class A-3 Certificates
                                                       Class A-4 Certificates
                                                       Class A-5 Certificates
                                                       Class A-6 Certificates
                                                       Class A-7 Certificates
                                                       Class A-8 Certificates
                                                       Class M-1F Certificates
                                                       Class M-1A Certificates
                                                       Class M-2F Certificates
                                                       Class M-2A Certificates
                                                       Class B-1F Certificates
                                                       Class B-1A Certificates

                  The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates are collectively referred to herein as the "Class A Certificates." The Class M-1F Certificates and the Class M-1A Certificates are collectively referred to as the "Class M-1 Certificates." The Class M-2F Certificates and the Class M-2A Certificates are collectively referred to as the "Class M-2 Certificates." The Class M-1 Certificates and the Class M-2 Certificates are collectively referred to as the "Mezzanine Certificates." The Class B-1F Certificates and the Class B-1A Certificates are collectively referred to as the "Class B-1 Certificates." The Class C-FIO Certificates and the Class C-AIO Certificates are collectively referred to as the "Class C-IO Certificates." The Mezzanine Certificates, the Class B-1 Certificates and the Class C-IO Certificates are collectively referred to as the "Subordinate Certificates." The Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates are collectively referred to as the "Offered Certificates."

                  In addition, the Class A Certificates (other than the Class A-7 Certificates and Class A-8 Certificates), the Class M-1F Certificates, the Class M-2F Certificates, the Class B-1F Certificates and the Class C-FIO Certificates are collectively referred to as the "Fixed Rate Group Certificates" and the Class A-7 Certificates, the Class A-8 Certificates, the Class M-1A Certificates, the Class M-2A Certificates, the Class B-1A Certificates and the Class C-AIO Certificates are collectively referred to herein as the "Adjustable Rate Group Certificates."

                  The initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Fixed Rate Group will equal ____% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates and the initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Adjustable Rate Group will equal ____% of the initial aggregate Certificate Principal Balance of the Adjustable Rate Group Certificates.

                  The Subordinate Certificates are subordinate in right of distribution to the related Class A Certificates to the extent described herein. The Class M-1 Certificates are subordinate to the related Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate to the related Class A Certificates and the related Class M-1 Certificates to the extent described herein. The Class B-1 Certificates are subordinate to the related Class A Certificates and the related Mezzanine Certificates to the extent described herein. The Class C-IO Certificates issued with respect to a Mortgage Loan Group are subordinate in right of distribution to the related Class A Certificates, the related Mezzanine Certificates and the related Class B-1 Certificates to the extent described herein.

                  On any date after the Closing Date, the "Aggregate Certificate Principal Balance" is the sum of the Certificate Principal Balance of all Classes of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) and the Aggregate Certificate Principal Balance for a particular Mortgage Loan Group is the sum of the Certificate Principal Balances of all Classes of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) relating to such Group.

Depositor:        AMRESCO Residential Securities Corporation (the "Depositor"),
                  a Delaware corporation.

Seller and Master
Servicer:         AMRESCO Residential Capital Markets, Inc. (the "Seller" or
                  "Master Servicer" as the context may require), a Delaware corporation.

Servicers:        [To be named]

Trustee:          [To be named]

Cut-Off Date:     As of the close of business on _____________ ___, 199___.

Closing Date:     On or about _____________ ___, 199___.

Description of
the Certificates: The Mortgage Loan Pass-Through Certificates, Series 199__-__
                  (the "Certificates") will consist of the Offered Certificates, the Class C-IO Certificates, a Class of interest-only Certificates (the "Class S Certificates"), the Class D Certificates and a residual class (the "Class R Certificates" and together with the Class C-IO Certificates, the Class S Certificates and the Class D Certificates, the "Private Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of _____________ ___, 199___, among the Depositor, the Seller, Master Servicer, the Servicers and the Trustee. Only the Offered Certificates will be offered hereby.

                  On the Closing Date, an aggregate cash amount of not more than approximately $___________ (approximately $__________ and $___________ of which shall be allocated to the Fixed Rate Group and the Adjustable Rate Group, respectively) (the "Original Pre-Funded Amount") will be deposited in a trust account in the name of the Trustee (the "Pre-Funding Account"). It is intended that additional fixed rate and adjustable rate Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust from the Depositor from time to time during the Funding Period (as defined below) from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one of the Mortgage Loan Groups. As a result, the aggregate principal balance of the Mortgage Loans in each Mortgage Loan Group will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease by the same amount.

                  As described below, on the Closing Date, cash will be deposited in the Capitalized Interest Account (as defined herein) held by the Trustee. Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest on the Certificates attributable to the provisions allowing for purchases of Subsequent Mortgage Loans during the Funding Period (as described under "Pre-Funding Account").

Denominations:    The Offered Certificates are issuable in book entry form in minimum original principal amounts of $1,000 and integral multiples thereof; provided, that one Certificate of each Class may be issued in a principal amount that is not an integral multiple of $1,000.

The Mortgage
Loans: Unless otherwise noted, all statistical percentages in this Prospectus Supplement are approximate and are measured by the aggregate Loan Balance of the related Mortgage Loans in the applicable Mortgage Loan Group or of the Mortgage Loans in both Mortgage Loan Groups, in each case, as of the Statistical Calculation Date. Similarly, unless otherwise noted, any references to Loan Balances represent scheduled Loan Balances as of the Statistical Calculation Date. The statistical characteristics of the Mortgage Loans will vary upon the transfer into the Trust of (x) the additional Initial Mortgage Loans on the Closing Date and (y) the Subsequent Mortgage Loans during the Funding Period. See "Additional Information" herein.

                  The Mortgage Loans to be conveyed to the Trust by the Depositor on the Closing Date (the "Initial Mortgage Loans") consist of fixed and adjustable rate conventional mortgage loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages (the "Mortgages"), which, as of the Statistical Calculation Date, were located in 50 states and the District of Columbia. The properties securing the Mortgage Loans (the "Mortgaged Properties") consist primarily of single-family residences (which may be attached or detached), two- to four-family dwellings, condominium units, units in planned unit developments, manufactured homes and townhouses. The Mortgaged Properties may be either owner-occupied or non-owner-occupied investment properties. No Combined Loan-to-Value Ratio (as defined below) (based upon appraisals made at the time of origination) exceeded 90% as of the Statistical Calculation Date. The Mortgage Loans are not insured by either primary or pool mortgage insurance policies. See "Credit Enhancement" herein. The Mortgage Loans are not guaranteed by the Seller, the Depositor, the Master Servicer, the Servicers, the Trustee or any affiliate thereof.

                  Fixed Rate Group. As of the Statistical Calculation Date, the average Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group was $_________; the interest rates (the "Coupon Rates") of such Initial Mortgage Loans ranged from _____% per annum to ______% per annum; the weighted average Coupon Rate of such Initial Mortgage Loans was _____% per annum; the weighted average combined loan-to-value ratio of such Initial Mortgage Loans (based on the lower of sales prices and appraisals made at the time of origination) and in the case of second lien mortgages, the Loan Balance of the first lien mortgage added to the original loan balance (the "Combined Loan-to-Value Ratio") was _____%; and the weighted average remaining term to maturity of such Initial Mortgage Loans was approximately ____ months. The remaining terms to maturity as of the Statistical Calculation Date of the Initial Mortgage Loans in the Fixed Rate Group ranged from ____ months to ____ months. The maximum Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation

                  Date was $__________. Not more than ____% of the aggregate Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group, as of the Statistical Calculation Date, require "balloon" payments. No Initial Mortgage Loan in the Fixed Rate Group as of the Statistical Calculation Date will mature later than ____________ ____, 202___. As of the Statistical
                  Calculation Date, approximately _____% of the Initial Mortgage Loans in the Fixed Rate Group are secured by first lien mortgages or deeds of trust. As a percentage of the aggregate Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date, _____% were secured by mortgages on single-family dwellings, ____% by mortgages on two- to four-family dwellings, ____% by mortgages on condominiums, ____% by mortgages on planned unit developments, ____% by mortgages on manufactured homes and ____% by mortgages on townhouses. See "The Initial Mortgage Loan Pools - Initial Mortgage Loans - Fixed Rate Group" herein.

                  _____% of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date (the "Fixed Rate Loans"), bear interest at a fixed rate for the life of such Initial Mortgage Loans. ____% of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date (the "5/25 Loans"), bear interest at a fixed rate for a period of five years after origination and thereafter have semi-annual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans (defined below). Substantially all of such 5/25 Loans are subject to a 1.0% periodic rate adjustment cap and have a lifetime reset cap of 7.00%.

                  Adjustable Rate Group. As of the Statistical Calculation Date, the average Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $__________; the Coupon Rates of such Initial Mortgage Loans ranged from _____% per annum to ______% per annum; the weighted average Coupon Rate of such Initial Mortgage Loans was _____% per annum; the weighted average Loan-to-Value Ratio of such Initial Mortgage Loans was _____%; and the weighted average remaining term to maturity of such Initial Mortgage Loans was approximately ____ months. The remaining terms to maturity as of the Statistical Calculation Date of the Initial Mortgage Loans in the Adjustable Rate Group ranged from ____ months to ____ months. The maximum Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date was $__________. No Initial Mortgage Loan in the Adjustable Rate Group as of the Statistical Calculation Date will mature later than _______________ ____, 202__. As a percentage of the aggregate Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date, _____% were secured by mortgages on single-family dwellings, ____% by mortgages on two- to four-family dwellings, ____% by mortgages on condominiums, ____% by mortgages on planned unit developments, ____% by mortgages on manufactured homes and ____% by mortgages on townhouses. See "The Mortgage Loan Pools
                  - Initial Mortgage Loans - Adjustable Rate Group" herein.

                  All of the Initial Mortgage Loans in the Adjustable Rate Group have maximum Coupon Rates. As of the Statistical Calculation Date, the weighted average maximum Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group is ______% per annum, with maximum Coupon Rates that range from approximately ______% per annum to ______% per annum. As of the Statistical Calculation Date, the Initial Mortgage Loans in the Adjustable Rate Group have a weighted average gross margin of _____%. The gross margin for the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date, ranges from _____% to _____%. The minimum Coupon Rates for the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date, range from _____% per annum to ______% per annum.

                  _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date (the "Six-Month LIBOR Loans"), bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. As of the Statistical Calculation Date, _____% of the Six-Month LIBOR Loans have a semiannual reset cap of 1.0%, substantially all of which have a lifetime reset cap ranging from 6.0% to 7.0%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans as of the Statistical Calculation Date aggregating $_______________________.

                  _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date (the "2/28 Loans"), bear interest at a fixed rate of interest for a period of two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans. As of the Statistical Calculation Date, _____% of the 2/28 Loans have a periodic rate adjustment cap of 1.0%, substantially all of which have a lifetime reset cap ranging from 3.0% to 7.0%; ____% of the 2/28 Loans have a periodic rate adjustment cap of 1.5% and generally have a lifetime reset cap of 7.0%. The 2/28 Loans consist of Initial Mortgage Loans as of the Statistical Calculation Date aggregating $_____________.

                  _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date (the "3/27 Loans"), bear interest at a fixed rate of interest for a period of three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans with all of such Initial Mortgage Loans being subject to a 1.0% periodic rate adjustment cap. Substantially all of the 3/27 Loans have a lifetime reset cap ranging from 6.0% to 7.0%. The 3/27 Loans consist of Initial Mortgage Loans as of the Statistical Calculation Date, aggregating $__________.


Final Scheduled
Payment Dates:    The Final Scheduled Payment Dates for each of the respective
                  Classes of Offered Certificates are as follows, although it is anticipated that the actual final Payment Date for each Class may occur earlier than the Final Scheduled Payment Date. See
                  "Prepayment and Yield Considerations" herein.

                                                    Month and Year of Final
                                                    Scheduled Payment Date
                                                    ----------------------
                  Class A-1 Certificates:
                  Class A-2 Certificates:
                  Class A-3 Certificates:
                  Class A-4 Certificates:
                  Class A-5 Certificates:
                  Class A-6 Certificates:
                  Class A-7 Certificates:
                  Class A-8 Certificates:
                  Class M-1F Certificates:
                  Class M-2F Certificates:
                  Class M-1A Certificates:
                  Class M-2A Certificates:
                  Class B-1F Certificates:
                  Class B-1A Certificates:


Distributions --
General: On the 25th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing ___________ 25, 199__ (each such day being a "Payment Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cash flow priority hereinafter described, to distribute to the Owners of the Fixed Rate Group Certificates of record as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and to the Owners of the Adjustable Rate Group

                  Certificates of record as of the day immediately preceding such Payment Date (each such date, the "Record Date") the applicable "Class Distribution Amount" which shall be the sum of (x) related Current Interest, (y) the related Interest Carry Forward Amount and (z) the related Principal Distribution Amount (each as defined below).

                  For each Payment Date, interest due with respect to the Fixed Rate Group Certificates will be interest which has accrued thereon during the calendar month immediately preceding the month in which such Payment Date occurs; the interest due with respect to the Adjustable Rate Group Certificates will be the interest which has accrued thereon at the applicable Pass-Through Rate from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates. All calculations of interest on the Fixed Rate Group Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Adjustable Rate Group Certificates that are Offered Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                  A "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in California or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

Interest:         On each Payment Date the Interest Remittance Amount with
                  respect to each Mortgage Loan Group will be distributed in the following order of priority:

                  First, to the Trustee, the Trustee Fee, and to the Master Servicer, the Master Servicer Fee;

                  Second, to the Owners of the Class A Certificates related to such Mortgage Loan Group, the related Current Interest plus the Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Remittance Amount less the amount paid to the Trustee as the Trustee Fee and to the Master Servicer as the Master Servicer Fee (such amount, the "Interest Amount Available") is not sufficient to make a full distribution of interest with respect to all Classes of the related Class A Certificates, the Interest Amount Available will be distributed among the outstanding related Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the related Pass-Through Rate;

                  Third, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class M-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

                  Fourth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class M-2 Certificates related to such Mortgage Loan Group, the related Current Interest;

                  Fifth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class B-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

                  Sixth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class C-IO Certificates related to such Mortgage Loan Group, the related Current Interest; and

                  Seventh, the amount, if any, of the Interest Amount Available remaining in the Certificate Account with respect to such Mortgage Loan Group after application with respect to the priorities set forth above is defined for such Mortgage Loan Group, as the "Monthly Excess Interest Amount" for such Payment Date and shall be applied as described below under "Credit Enhancement - Application of Monthly Excess Cash Flow Amounts" in this Summary of Terms.

                  "Current Interest" with respect to each Class of Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the preceding Accrual Period on the Certificate Principal Balance (or the Notional Principal Amount (as defined below) with respect to the Class C-IO Certificates) of the related Class of Certificates plus
                  (ii) the Preference Amount as it relates to interest previously paid on such Class of Certificates prior to such Payment Date.

                  "Interest Remittance Amount" means, with respect to each Mortgage Loan Group and as of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or required to be advanced during the related Remittance Period on the Mortgage Loans in such Mortgage Loan Group (less the Servicing Fee), (ii) all Compensating Interest paid by the Servicers on such Monthly Remittance Date with respect to such Mortgage Loan Group, (iii) the portion of any Substitution Amount relating to interest with respect to such Mortgage Loan Group and (iv) all Net Liquidation Proceeds relating to interest not previously advanced with respect to the Mortgage Loans in such Mortgage Loan Group.

                  The "Interest Carry Forward Amount" with respect to any Class of Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) the Current Interest for such Class as of the immediately preceding Payment Date (and including all prior Payment Dates) exceeded (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Certificates on such immediately preceding Payment Date (and including all prior Payment Dates) plus (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class of Certificates.

                  "Master Servicer Fee" is the fee payable to the Master Servicer as determined in the manner set forth in the Pooling and Servicing Agreement.

                  "Trustee Fee" is the fee payable to the Trustee as determined in the manner set forth in the Pooling and Servicing Agreement.

Principal:        With respect to each Mortgage Loan Group and on each Payment
                  Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect with respect to such Mortgage
                  Loan Group, Owners of the Class A Certificates will be entitled to receive payment of 100% of the Principal
                  Distribution Amount with respect to such Mortgage Loan Group for such Payment Date as follows: in the case of the Fixed
                  Rate Group, first, to the Owners of the Class A-6
                  Certificates, the Class A-6 Lockout Distribution Amount and then sequentially to the Owners of each Class of the Class A
                  Certificates related to the Fixed Rate Group in the order of their numerical Class designations beginning with the Class
                  A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate
                  Group has been reduced to zero and in the case of the Adjustable Rate Group, 50% of the Principal Distribution
                  Amount with respect to such Mortgage Loan Group to the Owners of the Class A-7 Certificates and 50% of the Principal
                  Distribution Amount with respect to such Mortgage Loan Group to the Owners of Class A-8 Certificates until the Class A-7
                  Certificate Principal Balance has been reduced to zero and thereafter the Owners of the Class A-8 Certificates will be entitled to receive payment of 100% of the Principal
                  Distribution Amount with respect to such Mortgage Loan Group until the Class A-8 Certificate Principal Balance has been reduced to zero.

                  With respect to each Mortgage Loan Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to such Mortgage Loan Group as follows:

                  First, in the case of the Fixed Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the Class A-6 Certificates, in an amount equal to the Class A-6 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designations beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate Group has been reduced to zero; and in the case of the Adjustable Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed as follows: 50% of such amount shall be distributed to the Owners of the Class A-7 Certificates and 50% of such amount shall be distributed to the Owners of the Class A-8 Certificates until the Class A-7 Certificate Principal Balance has been reduced to zero and thereafter the Owners of the Class A-8 Certificates will be entitled to receive payment of 100% of such amount until the Class A-8 Certificate Principal Balance has been reduced to zero;

                  Second, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the amount distributed to the Owners of the related Class A Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the related Class M-1 Certificates, until the related Class M-1 Certificate Principal Balance has been reduced to zero;

                  Third, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates in clause First above and the amount distributed to the Owners of the related Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Principal Balance has been reduced to zero;

                  Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the related Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the related Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class B-1 Certificates until the related Class B-1 Certificate Principal Balance has been reduced to zero; and

                  Fifth, any amount of the Principal Remittance Amount with respect to such Mortgage Loan Group remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cash Flow Amount with respect to such Mortgage Loan Group and shall be applied as described below under "Credit
                  Enhancement - Application of Monthly Excess Cash Flow Amounts" in this Summary of Terms.

                  Notwithstanding the foregoing, in the event that the Certificate Principal Balances of all of the Class A Certificates relating to a Group have been reduced to zero prior to the Stepdown Date, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinate Certificates of such Group sequentially in the following order: Class M-1, Class M-2 and Class B-1 Certificates. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2 and Class B-1 Certificates, in that order. If the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B-1 Certificates.

                  The Class A Certificates in the Fixed Rate Group (other than the Class A-6 Certificates) are "sequential pay" classes such that the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates in the Fixed Rate Group and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates in the Fixed Rate Group on such Payment Date shall be distributed pro rata and not sequentially.

                  The Owners of the Class A-6 Certificates are entitled to receive payments of the Class A-6 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-5 Certificate Principal Balance is zero, the Owners of the Class A-6 Certificates will be entitled to receive the entire Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date.

                  In addition to the following definitions, the above discussion makes use of a number of defined terms which are defined under "Description of the Offered Certificates - Distributions" herein.

                  "Principal Distribution Amount" means, with respect to either Mortgage Loan Group and as of any Payment Date, the sum of (i) the Principal Remittance Amount with respect to such Mortgage Loan Group (minus, for Payment Dates occurring on and after the related Stepdown Date, and with respect to which a Trigger Event is not existing, the Overcollateralization Release Amount with respect to such Mortgage Loan Group, if any), and
                  (ii) the Extra Principal Distribution Amount with respect to such Mortgage Loan Group, if any.

                  The "Class A-6 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-6 Lockout Percentage for such Payment Date and (ii) the Class A-6 Lockout Pro Rata Distribution Amount for such Payment Date.

                  The "Class A-6 Lockout Percentage" for each Payment Date shall be as follows:


                      Payment Dates                 Lockout Percentage
                      -------------                 ------------------

                                                                    %





                  The "Class A-6 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class A Certificates in the Fixed Rate Group immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date.

                  The "Collection Period" with respect to any Monthly Remittance Date is the calendar month preceding the month in which the Monthly Remittance Date occurs.

                  The "Remittance Period" with respect to any Monthly Remittance Date is the period from and including the second day of the calendar month preceding the month in which the Monthly Remittance Date occurs to and including the first day of the calendar month in which the Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are required to be remitted by the Servicers to the Certificate Account, which is the 20th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing in _____________ 199__.

                  A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan with respect to the related Mortgaged Property have been recovered (exclusive of any possibility of a deficiency judgment).

                  "Principal Remittance Amount" means for a Mortgage Loan Group and as of any Monthly Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced by the Servicers with respect to Mortgage Loans in such Mortgage Loan Group during the related Remittance Period, as well as unscheduled principal collected during the related Collection Period, (ii) the Loan Balance of each Mortgage Loan in such Mortgage Loan Group that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in such Mortgage Loan Group during the related Remittance Period, and (iv) all Net Liquidation Proceeds actually collected by the related Servicers during the related Remittance Period with respect to Mortgage Loans in such Mortgage Loan Group (to the extent such Net Liquidation Proceeds relate to principal).

                  A "Trigger Event" has occurred with respect to a Mortgage Loan Group on a Payment Date if the percentage obtained by dividing
                  (x) the principal amount of 60+ Day Delinquent Loans in such Mortgage Loan Group by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group, in each case, as of the last day of the immediately preceding Remittance Period equals or exceeds (A) in the case of the Fixed Rate Group, [___]% of the related Senior Enhancement Percentage as of the last day of the immediately preceding

                  Remittance Period or (B) in the case of the Adjustable Rate Group, [___]% of the related Senior Enhancement Percentage.

                  "Stepdown Date" means, with respect to a Mortgage Loan Group, the later to occur of (x) the Payment Date in ___________ 200__ and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the related Mortgage Loans on such Payment Date, but prior to any applications of Principal Distribution Amounts to the Certificates) is greater than or equal to the related Senior Specified Enhancement Percentage.

                  "Class A Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date (a) prior to the related Stepdown Date or on or after the related Stepdown Date if a Trigger Event is in effect for such Mortgage Loan Group, 100% of the Principal Distribution Amount for such Mortgage Loan Group or (b) on or after the related Stepdown Date and as long as a Trigger Event has not occurred the excess, if any, of (x) the Certificate Principal Balance of the Class A Certificates related to such Mortgage Loan Group immediately prior to such Payment Date over (y) the lesser of
                  (A) the product of (i) approximately ____% in the case of the Fixed Rate Group and approximately ____% in the case of the Adjustable Rate Group and (ii) the outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $__________ for the Fixed Rate Group and $_________ for the Adjustable Rate Group.

                  "Class M-1 Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Mortgage Loan Group, the excess, if any, of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates related to such Mortgage Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date) and (ii) the related Class M-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of
                  (A) the product of (i) approximately ____% in the case of the Fixed Rate Group and approximately ____% in the case of the Adjustable Rate Group and (ii) the outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $_________ for the Fixed Rate Group and $_________ for the Adjustable Rate Group.

                  "Class M-2 Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Mortgage Loan Group, the excess, if any, of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates related to such Mortgage Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date),
                  (ii) the related Class M-1 Certificate Principal Balance (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Payment Date) and
                  (iii) the related Class M-2 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of
                  (A) the product of (i) approximately ____% in the case of the Fixed Rate Group and approximately ____% in the case of the Adjustable Rate Group and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $_________ for the Fixed Rate Group and $__________ for the Adjustable Rate Group.

                  "Class B-1 Principal Distribution Amount" means, with respect to a Mortgage Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Mortgage Loan Group, the excess, if any, of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates related to such Mortgage Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date),
                  (ii) the related Class M-1 Certificate Principal Balance (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Payment Date), (iii) the related Class M-2 Certificate Principal Balance (after taking into account the payment of the related Class M-2 Principal Distribution Amount on such Payment Date) and (iv) the related Class B-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of
                  (A) the product of (i) approximately ____% in the case of the Fixed Rate Group and approximately ____% in the case of the Adjustable Rate Group and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period minus $_________ for the Fixed Rate Group and $_________ for the Adjustable Rate Group.

                  "Overcollateralization Amount" means with respect to a Mortgage Loan Group and as of any Payment Date the excess, if any, of (x) the Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the immediately preceding Remittance Period over (y) the Certificate Principal Balance of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) related to such Mortgage Loan Group (after giving effect to all principal distributions for such Payment Date).

                  "Senior Enhancement Percentage" with respect to a Mortgage Loan Group and for any Payment Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates related to such Mortgage Loan Group and (ii) the related Overcollateralization Amount in each case after taking into account the distribution of the related Principal Distribution Amount on such Payment Date by (y) the aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Remittance Period.

                  "Senior Specified Enhancement Percentage" on any date of determination thereof is approximately _____% with respect to the Fixed Rate Group and approximately _____% with respect to the Adjustable Rate Group.

                  "Extra Principal Distribution Amount" means, for a Mortgage Loan Group and as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount for such Mortgage Loan Group and Payment Date and (y) the Overcollateralization Deficiency for such Mortgage Loan Group and Payment Date.

                  "Overcollateralization Deficiency" means, for a Mortgage Loan Group and as of any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date over (y) the Overcollateralization Amount for such Mortgage Loan Group and Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Certificate Principal Balance of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) related to such Mortgage Loan Group resulting from the distribution of the related Principal Remittance Amount (but not the related Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any related Applied Realized Loss Amount on such Payment Date.

                  "Overcollateralization Release Amount" means, for a Mortgage Loan Group and as of any Payment Date, the lesser of (x) the related Principal Remittance Amount for such Payment Date and
                  (y) the excess, if any, of (i) the related
                  Overcollateralization Amount for such Payment Date, assuming that 100% of the related Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Class A Certificates and the Subordinate Certificates related to such Mortgage Loan Group over (ii) the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. Notwithstanding the foregoing, if a Subordinated Trigger Event (as defined below) is in effect on any Payment Date in respect of a Mortgage Loan Group, the related amount of any Overcollateralization Release Amount that would otherwise be distributed to the Class D Certificates will instead be distributed as follows: first, to the Owners of the related Class B-1 Certificates until the related Class B-1 Certificate Principal Balance has been reduced to zero; second, to the Owners of the related Class M-2 Certificates until the related Class M-2 Certificate Principal Balance has been reduced to zero; third, to the Owners of the related Class M-1 Certificates until the related Class M-1 Certificate Principal Balance has been reduced to zero; and fourth, to the Owners of the Class D Certificates.

                  "Subordinated Trigger Event" will be deemed to have occurred with respect to a Mortgage Loan Group on any Payment Date if
                  (i) Realized Losses (as defined below) equal or exceed a specified percentage during the relevant time frame and (ii) the aggregate outstanding principal balance of Mortgage Loans in the related Mortgage Loan Group more than 60 days delinquent stated as a percentage of the aggregate outstanding principal balances of all Mortgage Loans in the related Mortgage Loan Group equals or exceeds a specified percentage for such time period.

                  "Targeted Overcollateralization Amount" means, (A) for the Fixed Rate Group and as of any Payment Date, (x) prior to the related Stepdown Date, ____% of the Original Certificate Principal Balance of the Fixed Rate Group Certificates and (y) on and after the Stepdown Date, the greater of (i) ____% of the aggregate outstanding Loan Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period and (ii) $_________; and (B) for the Adjustable Rate Group and as of any Payment Date, (x) prior to the related Stepdown Date, ____% of the Original Certificate Principal Balance of the Adjustable Rate Group Certificates and (y) on or after the related Stepdown Date, the greater of
                  (i) ____% of the aggregate outstanding Loan Balance of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Remittance Period and (ii) $_________.

                  "Preference Amount" means any amount previously distributed to an Owner on a Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Servicing:        The Master Servicer will be responsible for reviewing each
                  Servicer's monthly servicing report, identifying inconsistencies in such reports and compiling a monthly report for the Trustee which reflects the information contained in each Servicer's monthly report on both an aggregate and a Servicer-by-Servicer basis. Except as set forth in the Pooling and Servicing Agreement, the Master Servicer is not liable for the performance or obligations of the Servicers. In the event any Servicer is terminated or resigns and pending the appointment of a successor Servicer, the Trustee will perform servicing for such Servicer. See "The Pooling and Servicing
                  Agreement - Servicing" herein.

                  Each Servicer will be responsible for the servicing of the related Mortgage Loans and will receive from interest collected on the applicable Mortgage Loans a monthly servicing fee on each such Mortgage Loan equal to the Loan Balance as of the beginning of the related Remittance Period multiplied by the applicable Servicing Fee Rate (such product, the "Servicing Fee"). See "The Pooling and Servicing Agreement - Servicing" herein.

                  Each Servicer is obligated to make cash advances ("Advances") with respect to delinquent payments of principal of and interest on any Mortgage Loan, other than Balloon Payments with respect to Balloon Mortgage Loans, serviced by it to the extent described in "The Pooling and Servicing Agreement - Servicing" herein. The Trustee will be obligated as a successor servicer to make any such Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Master Servicer is not obligated to make Advances if any Servicer or the Trustee fails in its obligation to do so.

Credit
Enhancement:      The Credit Enhancement provided for the benefit of the Owners of the Offered Certificates consists of the subordination of the related Subordinate Certificates and certain classes of the Private Certificates to the related Class A Certificates, the further subordination within the Subordinate Certificates, the priority of application of Realized Losses, the application of Monthly Excess Cash Flow Amounts and the crosscollateralization feature of the Trust.

                  Subordination of Subordinate Certificates and certain of the Private Certificates. The rights of the Owners of the Subordinate Certificates (other than the Class C-IO Certificates) and certain of the Private Certificates to receive distributions with respect to the Mortgage Loans in a particular Mortgage Loan Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates related to such Mortgage Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the related Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against such Mortgage Loan Group.

                  The protection afforded to the Owners of the Class A Certificates by means of the subordination of the related Subordinate Certificates and certain of the Private Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and such Private Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and such Private Certificates.

                  In addition, the rights of the Owners of the Class M-2, Class B-1 and certain of the Private Certificates issued with respect to a Mortgage Loan Group to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the related Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the related Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

                  The rights of the Owners of the Class B-1 and certain of the Private Certificates issued with respect to a Mortgage Loan Group to receive distributions will be subordinated in the same manner to such rights of the Owners of the related Class A, Class M-1 and Class M-2 Certificates.

                  Application of Realized Losses. The Pooling and Servicing Agreement provides that if a Mortgage Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Private Certificates (other than the Class C-IO Certificates and the Class S Certificates) as a result of the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount, second, by the Owners of the related Class B-1 Certificates, third, by the Owners of the related Class M-2 Certificates, and fourth, by the Owners of the related Class M-1 Certificates.

                  To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group (i.e., a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

                  The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the related Class A Certificates and Subordinate Certificates (other than the Class C-IO Certificates), will increase the related Overcollateralization Amount.

                  If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) on such Payment Date, the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group exceeds the aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the related Subordinate Certificates (other than the Class C-IO Certificates) will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount", which will be applied as a reduction in the Certificate Principal Balance of the related Subordinate Certificates (other than the Class C-IO Certificates) in reverse order of seniority (i.e., first, against the related Class B-1 Certificate Principal Balance until it is reduced to zero, then against the related Class M-2 Certificate Principal Balance until it is reduced to zero and then against the related Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

                  Once the Certificate Principal Balance of a Class of Subordinate Certificates (other than the Class C-IO Certificates) has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates, be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the related Class M-1 Certificates, second, the related Class M-2 Certificates, and third, the related Class B-1 Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cash Flow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the related Subordinate Certificates on such Payment Date.

                  Application of Monthly Excess Cash Flow Amounts. The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Subordinated Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Class A Certificates and Subordinated Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in overcollateralization.

                  The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown Date) ____% of the Original Certificate Principal Balance with respect to the Fixed Rate Group and ____% of the Original Certificate Principal Balance with respect to the Adjustable Rate Group. Since the actual Overcollateralization Amount with respect to each Mortgage Loan Group is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group is expected to increase to the level of the related Targeted Overcollateralization Amount.

                  If, once the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cash flow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

                  On and after the Stepdown Date, and as long as no Trigger Event is in effect, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below ____% and ____% of the respective Original Certificate Principal Balance to levels equal to ____% and ____% of the then current aggregate outstanding Loan Balance of the related Mortgage Loan Group (subject to a floor of $_________ and $_________, respectively). If the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Loan Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan Group. The amount of such releases are the Overcollateralization Release Amounts.

                  On any Payment Date, the sum of the Monthly Excess Interest Amount (plus any interest on the Overcollateralization Amount) and the Overcollateralization Release Amount, if any, with respect to a Mortgage Loan Group is the "Monthly Excess Cash Flow Amount", which is required to be applied in the following order of priority on such Payment Date:

                  (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                  (2) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the related Mortgage Loan Group;

                  (3) to fund the Class M-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                  (4) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

                  (5) to fund the Class M-2 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                  (6) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

                  (7) to fund the Class B-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                  (8) to fund the Class B-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

                  (9) to fund the Class C-IO Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

                  (10) to fund any amounts listed in clauses (1) through (9) above for such Payment Date with respect to the other Mortgage Loan Group to the extent that such amounts have not been funded in full through the application of such Mortgage Loan Group's Monthly Excess Cash Flow Amount on such Payment Date;

                  (11) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

                  (12) to pay an Available Funds Cap Shortfall Amount (defined below), if any, to the Owners of the Adjustable Rate Group Certificates on a pro rata basis among such Owners;

                  (13) to fund a distribution to Owners of the Class D Certificates, provided that, if a Subordinated Trigger Event is in effect on such Payment Date in respect of a Mortgage Loan Group, the related amount of any Overcollateralization Release Amount that would otherwise be distributed to the Owners of Class D Certificates will instead be distributed as follows: first, to the Owners of the related Class B-1 Certificates until the related Class B-1 Certificate Principal Balance has been reduced to zero; second, to the Owners of the related Class M-2 Certificates until the related Class M-2 Certificate Principal Balance has been reduced to zero; third, to the Owners of the related Class M-1 Certificates until the related Class M-1 Certificate Principal Balance has been reduced to zero; and fourth, to the Owners of the Class D Certificates; and

                  (14) to fund a distribution to Owners of the Class R Certificates.

                  The Pooling and Servicing Agreement provides that if, on any Payment Date, the Adjustable Rate Group Available Funds Cap limits the Pass-Through Rate on any Class of the Adjustable Rate Group Certificates (i.e., the rate set by the Adjustable Rate Group Available Funds Cap is less than the Formula Pass-Through Rate for a Class of Adjustable Rate Group Certificates) the amount of any such shortfall will be carried forward and be due and payable on future Payment Dates and shall accrue interest at the applicable Formula Pass-Through Rate, until paid (the amount of such shortfall, together with such accrued interest is the "Available Funds Cap Shortfall Amount").

Pre-Funding
Account: On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account which account will be in the name of, and maintained by, the Trustee on behalf of the Trust and used to acquire Subsequent Mortgage Loans for addition to the Fixed Rate Group and the Adjustable Rate Group. With respect to each Mortgage Loan Group, during the period (the "Funding Period") from and including the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account with respect to the related Mortgage Loan Group is less than $100,000, and (ii) _____________ ___, 199__ the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. The amount on deposit in the Pre-Funding Account at any time is the "Pre-Funded Amount." Subsequent Mortgage Loans purchased by and added to the Trust on any date (each, a "Subsequent Transfer Date") must satisfy the criteria set forth in the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period for the related Mortgage Loan Group will be distributed to the Owners of the related Class(es) of Class A Certificates then entitled to receive distributions of principal on the next regular Payment Date, in reduction of the Certificate Principal Balance of such Owners' Certificates, thus resulting in a partial principal prepayment of such Class(es) of Class A Certificates as specified herein under "Description of the Offered Certificates - Distributions." All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC.

                  Although no assurance can be given, it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust and added to the Trust will require application of substantially all of the Original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of any Class of Certificates from the Pre-Funding Account. In the event that the Depositor is unable to sell Subsequent Mortgage Loans to the Trust in an amount equal to the Original Pre-Funded Amount, principal prepayments to Owners of the related Class of Certificates will occur no later than the next regular Payment Date in an amount equal to the Pre-Funded Amount with respect to the related Mortgage Loan Group remaining at the end of the applicable Funding Period.

Capitalized
Interest Account: On the Closing Date, cash will be deposited in a trust account
                  (the "Capitalized Interest Account") in the name of, and maintained by, the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Pass-Through Rate of the Fixed Rate Group Certificates and the weighted average Pass-Through Rate of the Adjustable Rate Group Certificates on the amount by which the aggregate Certificate Principal Balance of the related Class(es) of Certificates exceeds the aggregate Loan Balance of the Mortgage Loans in the related Mortgage Loan Group plus the Trustee Fee accruing on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account. Such amounts on deposit will be so applied by the Trustee on the Payment Date in ________ 199__ to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Depositor at the end of the applicable Funding Period. The Capitalized Interest Account will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC.

Mandatory
Prepayment of
Certificates:     In the event that at the end of the applicable Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans, then the Owners of the related Class(es) of Class A Certificates then entitled to receive distributions of principal will receive a prepayment no later than the Payment Date in _______ 199__ in an amount equal to the portion of the Original Pre-Funded Amount remaining and allocable to the related Mortgage Loan Group.

Auction Sale; Step
Up on Certain
Pass-Through
Rates;
Termination:      The Pooling and Servicing Agreement requires that, within
                  ninety days following the date on which the Outstanding
                  Certificate Principal Balance related to a Mortgage Loan Group has declined to less than 10% of the Original Certificate
                  Principal Balance of such Mortgage Loan Group (such date, with respect to such Mortgage Loan Group, the "Auction Sale Bid
                  Date"), the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in such Mortgage Loan Group. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates of such Mortgage
                  Loan Group in the same order of priority as interest and principal distributions. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage
                  Loans, in such Mortgage Loan Group. Such sale and consequent termination of a Mortgage Loan Group (an "Auction Sale") must constitute a "qualified liquidation" of the Classes of Certificates related to such Mortgage Loan Group under Section
                  860F of the Code, including, without limitation, the requirement that the qualified liquidation take place over a period not to exceed 90 days. If an Auction Sale with respect to the Adjustable Rate Group has not occurred by the 90th day following the related Auction Sale Bid Date (such date, the "Step Up Date"), the Pass-Through Rate of each Class of the
                  Adjustable Rate Group Certificates will be increased as provided under "Certificates Offered" in this Summary of Terms for each Payment Date occurring thereafter. If an Auction Sale does not occur, the Servicers will have the right, collectively, to purchase all of the Mortgage Loans in a Mortgage Loan Group they are servicing on any Monthly
                  Remittance Date when the Outstanding Certificate Principal
                  Balance has declined to 5% or less of the Original Certificate
                  Principal Balance of such Mortgage Loan Group. Any such purchase by the Servicers will be required to be made on the same Monthly Remittance Date, so that such Mortgage Loan Group would be liquidated on the next succeeding Payment Date. In addition, in the event that an Auction Sale has not occurred with respect to both Mortgage Loan Groups and the Servicers have not exercised their right to purchase all of the Mortgage
                  Loans, the Owners of the Class R Certificates will have the obligation to purchase all the Mortgage Loans on the Monthly
                  Remittance Date in _______ 20___. See "The Pooling and
                  Servicing Agreement - Auction Sale; Step Up on Certain
                  Pass-Through Rates; Termination" herein.

Book-Entry
Registration
of the Offered
Certificates:     The Offered Certificates will initially be issued in
                  book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates ("Beneficial Owners") may elect to hold their interests through The Depository Trust
                  Company ("DTC"), in the United States, or Cedel Bank, S.A.
                  ("Cedel") or the Euroclear System ("Euroclear"), in Europe.
                  Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered
                  Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more
                  Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries (as defined herein). Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected by DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank
                  ("Chase", and together with Citibank, the "European
                  Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The Offered Certificates will initially be registered in the name of Cede. The interests of the Owners of such Certificates will be represented by book-entries on the records of DTC and participating members thereof. No
                  Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Offered
                  Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Offered Certificates are held by DTC. See "Description of the Offered Certificates -
                  Book-Entry Registration of the Offered Certificates" herein, and Annex I hereto, and "Description of the Securities -
                  Book-Entry Registration" in the Prospectus.

Ratings: It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive ratings from as set out below:





                  _________________ and _________________ are referred to herein collectively as the "Rating Agencies."

                  A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein. No person is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn at any time thereafter.

Federal Tax
Aspects: For federal income tax purposes, the Trust Estate (exclusive of the Pre-Funding Account and the Capitalized Interest Account) created by the Pooling and Servicing Agreement will consist of two segregated asset pools (the "Upper-Tier REMIC" and the "Lower-Tier REMIC") with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" ("REMIC"). Each Class of Certificates (other than the Class R Certificates) will constitute "regular interests" in a REMIC. The Class R Certificates will be designated as the "residual interest" in the Upper-Tier REMIC.

                  Owners of the Offered Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Offered Certificates in income in accordance with the accrual method of accounting. The Offered Certificates may be considered to have been issued with original issue discount or at a premium. Any such original issue discount will be includable in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the Prepayment Assumption. See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Mortgage Loans will prepay in accordance with the Prepayment Assumption, or any other rate. In general, as a result of the qualification of the Offered Certificates as regular interests in a REMIC, the Offered Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Upper-Tier

                  REMIC consist of qualifying assets under such sections. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Certificates are treated as "real estate assets" under
                  Section 856(c) of the Code.

ERISA
Considerations:   A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security
                  Act of 1974, as amended ("ERISA"), or Section 4975 of the Code
                  (a "Plan") should review carefully with its legal advisors whether the purchase or holding of the Class A Certificates offered hereby could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                  Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued to the Underwriters individual prohibited transaction exemptions which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied.
                  Only Class A Certificates may be purchased by Plans that are subject to ERISA except as provided herein.

                  A fiduciary of a Plan should review the sections entitled "ERISA Considerations" in the Prospectus and this Prospectus Supplement and consider the issues discussed therein, and should consult with its legal advisors prior to making an investment in the Offered Certificates.

Legal Investment
Considerations:   The Offered Certificates (other than the Class A-7
                  Certificates, the Class A-8 Certificates and the Class M-1A
                  Certificates) will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                  Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Offered Certificates (other than the Class A-7 Certificates, the Class A-8 Certificates and the
                  Class M-1A Certificates) under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Offered
                  Certificates (other than the Class A-7 Certificates, the Class
                  A-8 Certificates and the Class M-1A Certificates), may be subject to significant interpretive uncertainties.

                  The Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

         Sensitivity to Prepayments. The Mortgage Loans may be prepaid by the related mortgagor in whole or in part at any time. However, approximately, _____% of the Initial Mortgage Loans as of the Statistical Calculation Date require the payment of a fee in connection with certain prepayments. See "The Portfolio of Mortgage Loans - Prepayment Penalties" herein for a description of prepayment penalty provisions applicable to the Mortgage Loans. In addition, all of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the related Servicer, will result in prepayment of such Mortgage Loans. Furthermore, the Seller may initiate a refinance policy as described in "The Portfolio of Mortgage Loans - Prepayment Penalties" herein which could have an impact on prepayments of the Mortgage Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Assets" in the Prospectus. The rate of prepayments on fixed rate mortgage loans (including the 5/25 Loans), such as the Mortgage Loans in the Fixed Rate Group, and 2/28 Loans and 3/27 Loans, which are or will be a part of the Adjustable Rate Group, are sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans in the Fixed Rate Group or the applicable rates on the 2/28 Loans and 3/27 Loans, such loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans in the Fixed Rate Group or the applicable rates on the 2/28 Loans and 3/27 Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans in the Fixed Rate Group or the applicable rates on the 2/28 Loans and the 3/27 Loans, the rate of prepayments is likely to decrease.

         The average life of the Offered Certificates, and, if purchased at other than par, the yields realized by Owners of the Offered Certificates, will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans (the "Prepayments")) on the Mortgage Loans and the method of allocating such payments among the Offered Certificates. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. The Servicers have agreed in the Pooling and Servicing Agreement not to target Mortgagors in solicitations to borrowers to refinance their mortgages, unless such solicitation is consistent with the Seller's refinance policy. See "Prepayment and Yield Considerations" herein.

         Trust Assets are the Only Source of Credit Enhancement. The subordination of the Subordinate Certificates and the Private Certificates (other than the Class S Certificates) to the Class A Certificates, the further subordination within the Subordinate Certificates, and the overcollateralization provisions of the Trust are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanism, Owners of the Offered Certificates will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Depositor, the Seller, the Master Servicer, the Servicers, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

         Subordination - Limited Protection Afforded to Class A Certificates. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the related Class A Certificates to receive such distributions. The rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the related Class A and the related Class M-1 Certificates to receive such distributions. The rights of the Owners of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the related Class A, related Class M-1 and related Class M-2 Certificates to receive such distributions. The rights of the owners of the Class C-IO Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the related Class A Certificates, the related Class M-1 Certificates, the related Class M-2 Certificates, the related Class B-1 Certificates. The subordination of the Subordinate Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinate Certificates to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

         Subordination - Allocation of Losses to Mezzanine Certificates and Class B-1 Certificates. The rights of the Owners of each Class of Mezzanine Certificates and Class B-1 Certificates to receive distributions of principal with respect to the related Mortgage Loan Group will be subordinate to the rights of the Owners of the related Class A Certificates to receive such distributions and to the rights of the Owners of each higher-ranking related Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement - Subordination of Subordinate Certificates and Certain of the Private Certificates" herein.

         The yields to maturity on the Mezzanine Certificates and the Class B-1 Certificates will be sensitive, in varying degrees, to defaults on the Mortgage Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates and the Class B-1 Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage Loans. See "Credit Enhancement - Application of Realized Losses" and "Prepayment and Yield Considerations - Payment and Yield Scenarios for Offered Certificates" herein.

         The Mezzanine Certificates and Class B-1 Certificates will not be entitled to any principal distributions until at least the related Stepdown Date and during the continuation of a Trigger Event (unless the aggregate Certificate Principal Balance of the related Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Mezzanine Certificates and Class B-1 Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A and Mezzanine Certificates and Class B-1 Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates and Class B-1 Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Subsequent Mortgage Loans available during the applicable Funding Period and sold by the Depositor to the Trust is less than 100% of the Original Pre-Funded Amount, a prepayment of principal to Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will occur as described herein. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others:
(i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Certificates; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Loan Pools - Conveyance of Subsequent Mortgage Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the related Mortgage Loan Group by the end of the applicable Funding Period, the Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the Pre-Funding Payment Date. Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Class A Certificates from the Pre-Funding Account.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. Following the transfer of Subsequent Mortgage Loans, it is anticipated that the aggregate characteristics of the Mortgage Loans then held in the related Mortgage Loan Group will not vary significantly from those of the Initial Mortgage Loans. See "The Mortgage Loan Pools - Conveyance of Subsequent Mortgage Loans" herein.

         Risk of Higher Delinquencies Associated with Guidelines. The Underwriting Guidelines (as described herein under "The Portfolio of Mortgage Loans - Guidelines") are intended to assess the credit quality of a mortgagor and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to Fannie Mae and FHLMC guidelines but who have substantial equity in their property. Furthermore, the Underwriting Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property from that indicated in the Originators' loan-to-value determination.

         As a result of the Underwriting Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

         Effect of Mortgage Loan Yield on Adjustable Rate Group Certificates Pass-Through Rate; Basis Risk. The calculation of the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all the Initial Mortgage Loans in the Adjustable Rate Group (primarily Six-Month LIBOR) as described under "The Mortgage Loan Pools - Initial Mortgage Loans - Adjustable Rate Group" herein and is subject to the Adjustable Rate Group

Available Funds Cap. The Adjustable Rate Group Available Funds Cap effectively limits the amount of interest accrued on each Class of the Adjustable Rate Group Certificates to the weighted average of the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group, less 0.50% per annum. _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date, and ____% of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date, adjust semi-annually based upon the London interbank offered rate for Six-Month United States dollar deposits ("Six-Month LIBOR"), whereas the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates - Calculation of One-Month LIBOR" herein, subject to the Adjustable Rate Group Available Funds Cap. Consequently, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates for any Payment Date may not equal the related Formula Pass-Through Rate for such Class of the Adjustable Rate Group Certificates during the related Accrual Period. _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. ____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date, are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. One-Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Adjustable Rate Group Available Funds Cap to limit the amount of interest that would otherwise accrue on each Class of the Adjustable Rate Group Certificates. In particular, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates adjusts monthly, while the interest rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently, with the result that the Adjustable Rate Group Available Funds Cap may be lower than the Formula Pass-Through Rate for such Class of the Adjustable Rate Group Certificates for extended periods in a rising interest rate environment. In addition, the Mortgage Loans in the Adjustable Rate Group are subject to periodic (i.e., semiannual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Adjustable Rate Group Available Funds Cap limiting increases in the Pass-Through Rate for such Class of the Adjustable Rate Group Certificates. Finally, the Mortgage Loans in the Adjustable Rate Group accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each Class of the Adjustable Rate Group Certificates which are Offered Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Adjustable Rate Group Available Funds Cap limiting the Pass-Through Rate for such Class of the Adjustable Rate Group Certificates in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Mortgage Loans in the Adjustable Rate Group (net of the sum of the Servicing Fee, the Master Servicer Fee, the Trustee Fee and certain required reductions related to the Adjustable Rate Group) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each Class of the Adjustable Rate Group Certificates during the related Accrual Period. Furthermore, if the Available Funds Cap determines the Pass-Through Rate for a Class of the Adjustable Rate Group Certificates for a Payment Date, the market value of such Class of the Adjustable Rate Group Certificates may be temporarily or permanently reduced. It is anticipated that Subsequent Mortgage Loans in the Adjustable Rate Group will have features similar to the Initial Mortgage Loans in the Adjustable Rate Group, resulting in the same limitations on the Pass-Through Rate of the Adjustable Rate Group Certificates as are described above.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The related Originator will be required to repurchase any Mortgage Loans which, at the time of origination, fail to comply with applicable federal and state laws and regulations, which failure results in a material adverse effect on the Trust or the parties to the Pooling and Servicing Agreement. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicers to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Seller, the Master Servicer, the Servicers or the related Originator to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the related Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Originators, the Seller, the Master Servicer or the Servicers to damages and administrative enforcement. The Originators will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the related Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the related Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets - Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Trustee and the Seller will have received an opinion of Arter & Hadden LLP, counsel to the Seller and the Depositor, with respect to the true sale of Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee and the Rating Agencies.

         Risk of Higher Default Rates Associated with California Real Property. Because _____% by principal amount of the Mortgaged Properties relating to Initial Mortgage Loans as of the Statistical Calculation Date, are located in the State of California, an overall decline in the related residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Initial Mortgage Loans causing the Loan Balances of the related Initial Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mud flows). See "Servicing of Mortgage Loans and Contracts - Standard Hazard Insurance" in the Prospectus.


                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the related Originators.

         Each Originator has made certain representations and warranties with respect to Mortgage Loans originated or sold by it, as specified below, and, upon a breach of such representations and warranties may be required to repurchase such Mortgage Loan from the Trust.

Underwriting Guidelines

         The Mortgage Loans have been originated by the Originators in accordance with the underwriting guidelines established by each of them and reviewed and approved by the Seller (the "Underwriting Guidelines"). The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pools will represent such underwriting exceptions.

         Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with their Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (80% under the stated income programs), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

         All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or are purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The applicant must provide to the related Originator or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control systems, each Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, each Originator generally reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under stated income programs). If the loan-to-value ratio is greater than a predetermined level, the Originators generally verify the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

         Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the related Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed by the Originator.

         The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The Mortgage Loans were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $350,000. Mortgage loans may, however, be originated generally up to $500,000, provided the loan-to-value ratio is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, the mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

         The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the loan-to-value ratio is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

         The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         ARCC Performance Assumption Grouping

         The Seller, through its manager AMRESCO Residential Credit Corporation ("ARCC"), performs due diligence on all mortgage loan portfolios which it acquires, including the Mortgage Loans included in the Trust Estate. Part of ARCC's review includes a review of the credit-grading process of the related Originators. ARCC has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. ARCC determines which PAG the Originators' related credit grade most closely matches, and all loans which the Originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the Originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. ARCC uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the Originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that ARCC does not make any attempt to determine how individual loans would fall under the PAG criteria described below, but only associates the existing credit grades of the Originator to the various PAG categories.

         Seller's PAG I

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 90% or less. The maximum back-end debt ratio should not exceed 50%. The prospective mortgagor should have approximately five years of established credit with five trade lines. In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

         Seller's PAG II

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 85% or less. The maximum back end debt ratio should not exceed 50%. The prospective mortgagor should have approximately three years of established credit with three trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies. In the last 36 months, mortgagor should be subject to only minor collection actions totaling less than $1,000.

         Seller's PAG III

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 80% or less. The maximum back end debt ratio should not exceed 50%. The prospective mortgagor should have approximately two years of established credit with two trade lines. In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be a maximum 30 days delinquent at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $500 against the prospective mortgagor. In the last 24 months, the prospective mortgagor is permitted to have judgments or charge offs totaling less than $500, and discharged bankruptcies with a maximum 30-day delinquency on reestablished credit. In the last 36 months, collection actions totaling less than $2,500 are permitted.

         Seller's PAG IV

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 75% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than four 30-day delinquencies and two 60-day delinquencies, and mortgage credit should be a maximum of 90 days delinquent at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, mortgagor may have discharged bankruptcies with maximum 30 day delinquency on reestablished credit, and collection actions totaling less than $2,500 are permitted. In the last 24 months, total judgments and charge offs should be less than $2,500.

         Seller's PAG V

         The maximum loan-to-value ratio for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 65% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and no foreclosure may be pending at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

Prepayment Penalties

         Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately _____% of the Initial Mortgage Loans in the Fixed Rate Group and _____% of the Initial Mortgage Loans in the Adjustable Rate Group, in each case, as of the Statistical Calculation Date, provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made generally up to five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally up to the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

         The Seller may initiate a refinance policy with the Originators who originated Mortgage Loans for the Trust and for other trusts in which the Seller or an affiliate of the Seller owns a residual interest in an effort to retain borrowers who the Seller or the Originators believe are likely to refinance their loans due to interest rate changes or other reasons. Although the policy is expected to permit the Originators to solicit such borrowers in accordance with the Seller's policy, the Depositor believes that this practice will not likely result in a material change in the prepayment experience of the Trust because the solicited borrowers would have been expected to refinance through other originators in any event.

Representations Relating to the Mortgage Loans

         In the Pooling and Servicing Agreement, the Seller will make representations and warranties in respect of the Mortgage Loans that generally include, among other things, that: (i) the information with respect to each Mortgage Loan set forth in the related Schedule of Mortgage Loans is true and correct as of the specified date; (ii) each Mortgaged Property is improved by a one- to four-family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations; (iii) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (iv) as of the Cut-Off Date each Mortgage Loan was secured by a valid and subsisting first (or, if applicable, second) lien of record on the Mortgaged Property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (v) as of the Closing Date it held good and indefeasible title to, and was the sole owner of, each Mortgage Loan; and (vi) each Mortgage Loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related Mortgagor.

         If the Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners in such Mortgage Loan within a time period specified in the Pooling and Servicing Agreement, the Seller will be obligated under the Pooling and Servicing Agreement to purchase from the Trust such Mortgage Loan at a price (the "Loan Purchase Price") which will be no less than the principal balance thereof as of the date of purchase plus one month's interest at the Coupon Rate (net of the applicable Servicing Fee) (the "Net Coupon Rate").

         As to any such Mortgage Loan required to be repurchased by the Seller as provided above, rather than repurchase the Mortgage Loan, the Seller may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and cause the substitution in its place of another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the Pooling and Servicing Agreement); however, such substitution of a defective Mortgage Loan may not be made if such substitution would cause the REMIC created by the Pooling and Servicing Agreement not to qualify as a REMIC or result in a prohibited transaction tax under the Code (generally after two years from the Closing Date).

         Upon receipt of notice by the Master Servicer or by a Servicer or upon the Master Servicer or a Servicer becoming aware that a representation and warranty made by the Seller in the Pooling and Servicing Agreement has been breached, the Master Servicer or such Servicer will be required to promptly notify the Trustee and the Seller of such breach and request that the Seller cure such breach or honor its repurchase or substitution obligations for the benefit of the Trust. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that with respect to the Mortgage Loans originated by Ameriquest, Ameriquest will have the repurchase or substitution obligation. The foregoing will constitute the sole remedy available to the Trust for a breach of representation by an Originator.

Responsibilities of the Master Servicer

         The Master Servicer is obligated to review each Servicer's monthly servicing report for any inconsistencies between such report and information available to the Master Servicer. In addition, the Master Servicer is obligated to notify the Servicers of the Monthly Remittance Amount to be remitted by them on each Monthly Remittance Date broken out by principal and interest. Further, on the basis of the reconciled monthly servicing reports, the Master Servicer is obligated to provide to the Trustee a report which will provide on an individual basis for each Servicer and on an aggregate basis for all Servicers the information required to be reported by each Servicer in its monthly servicing report. The Master Servicer is also required to review a reconciliation report prepared by each Servicer with respect to its Principal and Interest Account for each Remittance Period which includes a test of the expected principal and interest balance. To the extent the Master Servicer and a Servicer have not rectified inconsistencies and disagree as to the amount to be remitted by such Servicer, the Servicer shall defer to the Master Servicer; provided that the Servicer may withdraw any amounts over-advanced from the Principal and Interest Account prior to any future distribution to Owners of the Certificates in accordance with the terms of the Pooling and Servicing Agreement.

         The Master Servicer is not liable for the performance of the Servicers except to the limited extent expressly provided for in the Pooling and Servicing Agreement. Specifically, the Master Servicer is not obligated to make cash advances with respect to delinquent payments of principal and interest on any Mortgage Loans notwithstanding that the Servicer with the primary obligation to make such cash advance or the Trustee as a successor Servicer has failed to do so. In addition, the Master Servicer has not made (and will not make) any representations as to the validity or sufficiency of the Pooling and Servicing Agreement or of the Certificates or of any Mortgage Loan or related document. Further, the Master Servicer is not accountable for the use or application by the Seller or the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Servicers in respect of the Mortgage Loans or deposited in or withdrawn from the Principal or Interest Account by any Servicer.

         The Master Servicer will agree to indemnify the Trustee, the Servicers and certain other parties to the extent set forth in the Pooling and Servicing Agreement.

The Servicers

         The information set forth below concerning the Servicers has been provided to the Depositor by the related Servicer. Neither the Depositor, the Seller, the Master Servicer, the Trustee, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has any Servicer made any such investigation with respect to information about the other Servicer.

                                [To be provided]

                                 USE OF PROCEEDS

         The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller, to the deposit of the Original Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Original Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Private Certificates) represent the purchase price to be paid by the Trust to the Depositor for the Initial Mortgage Loans. The net proceeds, after funding transaction costs, will be used to pay down the Seller's warehouse facilities with certain affiliates of the Underwriters, and any remaining proceeds will be added to the Seller's general funds and will be available for general corporate purposes.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Depositor maintains its principal offices at 700 N. Pearl, Suite 2400, Dallas, Texas 75201. Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                             THE MORTGAGE LOAN POOLS

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Statistical Calculation Date. The pool of Mortgage Loans aggregated $______________ as of the Statistical Calculation Date. Additional Mortgage Loans will be purchased by the Trust for inclusion in the Trust from the Depositor on the Closing Date. Such additional Initial Mortgage Loans will represent Initial Mortgage Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. The Depositor expects that the actual pool of Initial Mortgage Loans as of the Closing Date will aggregate approximately $___________. In addition, with respect to the pool of Mortgage Loans as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date. Moreover, certain loans included in the pool of Mortgage Loans as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Loan pool as of the Closing Date will vary from the statistical distribution of such characteristics for the Mortgage Loans as of the Statistical Calculation Date as presented in this Prospectus Supplement. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date.

         Subsequent Mortgage Loans are intended to be purchased by the Trust from the Depositor for inclusion in the Trust from time to time on or before _________ ___, 1998 from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans, any Qualified Replacement Mortgages and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, to be purchased by the Trust will be sold by the Originators to the Seller, by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of loan principal balances relating to the Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Statistical Calculation Date, based on the scheduled principal balances of the Initial Mortgage Loans or the Initial Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Statistical Calculation Date, after giving effect to all principal payments due on or prior to the Cut-Off Date. The pool of Initial Mortgage Loans consists of fixed rate and adjustable rate Mortgage Loans with remaining terms to maturity of not more than ____ months (including both fully amortizing Mortgage Loans and Balloon Mortgage Loans). The Initial Mortgage Loans have the characteristics set forth below as of the Statistical Calculation Date. Percentages expressed herein based on Loan Balances and number of Initial Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups consisting of Mortgage Loans which bear fixed rates only (other than the 5/25 Loans which bear fixed rates for five years from origination and then bear adjustable interest rates), in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates (including 2/28 Loans and 3/27 Loans), in the case of the Adjustable Rate Group. The Fixed Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and distributions on the Fixed Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Fixed Rate Group. The Adjustable Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group, and distributions on the Adjustable Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Adjustable Rate Group.

         The Loan-to-Value Ratios shown below were calculated based upon the lower of the sales prices and the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         All of the Mortgage Loans are "Actuarial Loans", which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

Initial Mortgage Loans -- Fixed Rate Group

         The information set forth with respect to the Fixed Rate Group is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Master Servicer, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Statistical Calculation Date, the average Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group was $_________; the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans in the Fixed Rate Group was ______%; the weighted average remaining term to maturity was ____ months; the weighted average original term to maturity was ____ months. The remaining terms to maturity as of the Statistical Calculation Date of the Initial Mortgage Loans in the Fixed Rate Group ranged from ____ months to ____ months. The minimum and maximum Loan Balances of Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date were $________ and $__________, respectively. Balloon Mortgage Loans represent not more than ____% of the aggregate Loan Balance of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date. _____% of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date are secured by first lien mortgages or deeds of trust. No Initial Mortgage Loan in the Fixed Rate Group as of the Statistical Calculation Date will mature later than ____________ ___, 202__.

         _____% of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date, bear interest at a fixed rate for the life of the related Mortgage Loans. The Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date consist of Mortgage Loans aggregating $______________. The Coupon Rates of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date, ranged from _____% per annum to ______% per annum. The weighted average Coupon Rate of the Initial Mortgage Loans in the Fixed Rate Group was _____% per annum as of the Statistical Calculation Date.

         ____% of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date are 5/25 Loans. Substantially all of the 5/25 Loans are subject to a 1.0% periodic rate adjustment cap and have a maximum rate cap ranging from ______% to ______%. The 5/25 Loans consist of Initial Mortgage Loans as of the Statistical Calculation Date aggregating $__________.

         Geographic Distribution of Mortgaged Properties -- Initial Fixed Rate Group Mortgage Loans

         The geographic distribution of Initial Mortgage Loans in the Fixed Rate Group by state, as of the Statistical Calculation Date, was as follows:


                                         Number of                 Aggregate           % of Aggregate Fixed
                                      Fixed Rate Group          Fixed Rate Group            Rate Group
Geographic Area                        Mortgage Loans             Loan Balance             Loan Balance
---------------                        --------------             ------------             ------------

Alabama                                                           $                                  %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

                  Total                                           $                            100.00%
                                                                  ==========                   ======



                                      S-33

         Original Combined Loan-to-Value Ratios -- Initial Fixed Rate Group Mortgage Loans

         The original Combined Loan-to-Value Ratios of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date were distributed as follows:


                                        Number of                   Aggregate           % of Aggregate
                                    Fixed Rate Group             Fixed Rate Group       Fixed Rate Group
Range of CLTVs (%)                   Mortgage Loans                Loan Balance           Loan Balance
------------------                   --------------                ------------          ------------

 5.01     to    10.00                                             $                               %
10.01     to    15.00
15.01     to    20.00
20.01     to    25.00
25.01     to    30.00
30.01     to    35.00
35.01     to    40.00
40.01     to    45.00
45.01     to    50.00
50.01     to    55.00
55.01     to    60.00
60.01     to    65.00
65.01     to    70.00
70.01     to    75.00
75.01     to    80.00
80.01     to    85.00
85.01     to    90.00

          Total                                                   $                         100.00%
                                                                  ==========                ======

         Statistical Calculation Date Coupon Rates -- Initial Fixed Rate Group Mortgage Loans

         The Coupon Rates of the Notes relating to the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date were distributed as follows:


                                        Number of              Aggregate         % of Aggregate
          Range of                  Fixed Rate Group       Fixed Rate Group     Fixed Rate Group
      Coupon Rates (%)               Mortgage Loans          Loan Balance         Loan Balance
      ----------------               --------------          ------------         ------------

    5.501   to   6.000                                       $                              %
    6.001   to   6.500
    6.501   to   7.000
    7.001   to   7.500
    7.501   to   7.750
    7.751   to   8.000
    8.001   to   8.250
    8.251   to   8.500
    8.501   to   8.750
    8.751   to   9.000
    9.001   to   9.250
    9.251   to   9.500
    9.501   to   9.750
    9.751   to  10.000
   10.001   to  10.250
   10.251   to  10.500
   10.501   to  10.750
   10.751   to  11.000
   11.001   to  11.250
   11.251   to  11.500
   11.501   to  11.750
   11.751   to  12.000
   12.001   to  12.250
   12.251   to  12.500
   12.501   to  12.750
   12.751   to  13.000
   13.001   to  13.250
   13.251   to  13.500
   13.501   to  13.750
   13.751   to  14.000
   14.001   to  14.250
   14.251   to  14.500
   14.501   to  14.750
   14.751   to  15.000
   15.001   to  15.250
   15.251   to  15.500
   15.751   to  16.000
   16.001   to  16.250
   16.251   to  16.500
   16.501   to  16.750
   17.251   to  17.500
   18.001   to  18.500

            Total                                            $                        100.00%
                                                             ==========               ======

         Statistical Calculation Date Loan Balances -- Initial Fixed Rate Group Mortgage Loans

         The distribution of the scheduled principal balances of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:


                                            Number of                   Aggregate                 % of Aggregate
                                         Fixed Rate Group            Fixed Rate Group             Fixed Rate Group
    Range of Loan Balances ($)            Mortgage Loans               Loan Balance                 Loan Balance
    --------------------------            --------------               ------------                 ------------

    5,000.01    to   10,000.00                                         $                                      %
   10,000.01    to   15,000.00
   15,000.01    to   20,000.00
   20,000.01    to   25,000.00
   25,000.01    to   30,000.00
   30,000.01    to   35,000.00
   35,000.01    to   40,000.00
   40,000.01    to   45,000.00
   45,000.01    to   50,000.00
   50,000.01    to   55,000.00
   55,000.01    to   60,000.00
   60,000.01    to   65,000.00
   65,000.01    to   70,000.00
   70,000.01    to   75,000.00
   75,000.01    to   80,000.00
   80,000.01    to   85,000.00
   85,000.01    to   90,000.00
   90,000.01    to   95,000.00
   95,000.01    to  100,000.00
  100,000.01    to  105,000.00
  105,000.01    to  110,000.00
  110,000.01    to  115,000.00
  115,000.01    to  120,000.00
  120,000.01    to  125,000.00
  125,000.01    to  130,000.00
  130,000.01    to  135,000.00
  135,000.01    to  140,000.00
  140,000.01    to  145,000.00
  145,000.01    to  150,000.00
  150,000.01    to  200,000.00
  200,000.01    to  250,000.00
  250,000.01    to  300,000.00
  300,000.01    to  350,000.00
  350,000.01    to  400,000.00
  400,000.01    to  450,000.00
  450,000.01    to  500,000.00
  500,000.01    to  550,000.00

                Total                                                  $                       100.00%
                                                                       =========               ======

       Types of Mortgaged Properties -- Initial Fixed Rate Group Mortgage
       Loans

         The Mortgaged Properties securing the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date had the following property types:


                                             Number of                   Aggregate                % of Aggregate
                                         Fixed Rate Group            Fixed Rate Group            Fixed Rate Group
Property Types                            Mortgage Loans               Loan Balance                Loan Balance
--------------                            --------------               ------------                ------------

Single Family Residence                                                $                                     %
Two-to-Four Family
Condominium
PUD
Manufactured Housing
Townhouse

          Total                                                        $                               100.00%
                                                                       =========                       ======

         Months Elapsed Since Origination -- Initial Fixed Rate Group Mortgage Loans

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:


                                      Number of                  Aggregate           % of Aggregate
     Months Elapsed               Fixed Rate Group           Fixed Rate Group       Fixed Rate Group
    Since Origination              Mortgage Loans              Loan Balance           Loan Balance
    -----------------              --------------              ------------           ------------
    0     to     12                                             $                               %
   13     to     24
   25     to     36

          Total                                                 $                         100.00%
                                                                ==========                =======


          Remaining Term to Maturity -- Initial Fixed Rate Group Mortgage Loans

          The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:

                                      Number of                   Aggregate           % of Aggregate
    Months Remaining              Fixed Rate Group            Fixed Rate Group       Fixed Rate Group
       to Maturity                 Mortgage Loans               Loan Balance           Loan Balance
       -----------                 --------------               ------------           ------------

109     to    120                                               $                            %
157     to    168
169     to    180
229     to    240
325     to    336
337     to     348
349     to     360

          Total                                                 $                         100.00%
                                                                =========                 =======


         Occupancy Status -- Initial Fixed Rate Group Mortgage Loans

         The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date based on representations by the Mortgagors at the time of origination of such Mortgage Loans was as follows:


                                    Number of                    Aggregate             % of Aggregate
                                Fixed Rate Group             Fixed Rate Group         Fixed Rate Group
Occupancy Status                 Mortgage Loans                Loan Balance             Loan Balance
----------------                 --------------                ------------             ------------

Owner Occupied                                                  $                               %
Non Owner Occupied
          Total                                                 $                         100.00%
                                                                ========                  =======


Initial Mortgage Loans -- Adjustable Rate Group

         The information set forth with respect to the Adjustable Rate Group is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Master Servicer, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Statistical Calculation Date, the average scheduled Loan Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $_________; the Coupon Rates of the Initial Mortgage Loans in the Adjustable Rate Group ranged from _____% per annum to ______ per annum; the weighted average Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group was _____% per annum; the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in the Adjustable Rate Group determined as of the date of origination was ______%; the weighted average remaining term to maturity was approximately ____ months; and the weighted average original term to maturity was approximately ____ months. The remaining terms to maturity as of the Statistical Calculation Date of the Initial Mortgage Loans in the Adjustable Rate Group ranged from ____ months to ____ months. The minimum and maximum Loan Balances of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical

Calculation Date were $_________ and $__________, respectively. No Initial Mortgage Loan in the Adjustable Rate Group as of the Statistical Calculation Date will mature later than ________ ___, 202__.

         All of the Initial Mortgage Loans in the Adjustable Rate Group have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date was ______% per annum, with maximum Coupon Rates that range from _______% per annum to ______% per annum. As of the Statistical Calculation Date, the weighted average minimum Coupon Rate of the Initial Mortgage Loans in the Adjustable Rate Group was _____% per annum, with minimum Coupon Rates that range from _____% per annum to ______% per annum. The Initial Mortgage Loans in the Adjustable Rate Group have a weighted average gross margin as of the Statistical Calculation Date of _____%. The gross margin for the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date ranges from _____% to _____%.

         _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date are Six-Month LIBOR Loans that bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. _____% of the Six-Month LIBOR Loans as of the Statistical Calculation Date have a semiannual reset cap of 1.0%, substantially all of which have a lifetime reset cap ranging from 6.0% to 7.0%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans aggregating $______________ as of the Statistical Calculation Date.

         _____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date are 2/28 Loans that bear interest at a fixed rate of interest for a period of approximately two years after origination and thereafter have semiannual interest rate and payment adjustments at the same frequencies and in the same manner as the Six-Month LIBOR Loans. _____% of the 2/28 Loans as of the Statistical Calculation Date have a periodic rate adjustment cap of 1.0%, and generally have a lifetime reset cap ranging from 3.0% to 7.0%. ___% of the 2/28 Loans have a periodic rate adjustment cap of 1.5% and generally have a lifetime reset cap of 7.0%. The 2/28 Loans consist of Initial Mortgage Loans aggregating $___________ as of the Statistical Calculation Date.

         ____% of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date are 3/27 Loans that bear interest at a fixed rate of interest for a period of approximately three years after origination and thereafter have semiannual interest rate and payment adjustments at the same frequencies and in the same manner as the Six-Month LIBOR Loans. As of the Statistical Calculation Date, all of the 3/27 Loans are subject to a 1.0% periodic rate adjustment cap. Substantially all of the 3/27 Loans have a lifetime reset cap ranging from 6.0% to 7.0%. The 3/27 Loans consist of Initial Mortgage Loans aggregating $____________ as of the Statistical Calculation Date.

         Geographic Distribution of Mortgaged Properties -- Initial Adjustable Rate Group Mortgage Loans

         The geographic distribution of Initial Mortgage Loans in the Adjustable Rate Group by state, as of the Statistical Calculation Date, was as follows:


                                           Number of                     Aggregate                % of Aggregate
                                     Adjustable Rate Group         Adjustable Rate Group       Adjustable Rate Group
Geographic Area                          Mortgage Loans                 Loan Balance               Loan Balance
---------------                          --------------                 ------------               ------------

Alabama                                                                 $                                   %
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

         Total                                                           $                            100.00%
                                                                         =======                      ======

         Original Loan-to-Value Ratios -- Initial Adjustable Rate Group Mortgage Loans

         The original Loan-to-Value Ratios of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date were distributed as follows:


                                        Number of                     Aggregate                  % of Aggregate
          Range of                Adjustable Rate Group         Adjustable Rate Group         Adjustable Rate Group
      Original LTVs (%)              Mortgage Loans                  Loan Balance                 Loan Balance
      -----------------              --------------                  ------------                 ------------
 5.01     to    10.00                                                 $                                     %
10.01     to    15.00
15.01     to    20.00
20.01     to    25.00
25.01     to    30.00
30.01     to    35.00
35.01     to    40.00
40.01     to    45.00
45.01     to    50.00
50.01     to    55.00
55.01     to    60.00
60.01     to    65.00
65.01     to    70.00
70.01     to    75.00
75.01     to    80.00
80.01     to    85.00
85.01     to    90.00

          Total                                                       $                               100.00%
                                                                      =========                       ======


         Statistical Calculation Date Coupon Rates -- Initial Adjustable Rate Group Mortgage Loans

         The Coupon Rates of the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date were distributed as follows:


                                        Number of                     Aggregate                  % of Aggregate
          Range of                Adjustable Rate Group         Adjustable Rate Group        Adjustable Rate Group
      Coupon Rates (%)               Mortgage Loans                 Loan Balance                  Loan Balance
      ----------------               --------------                 ------------                  ------------
   6.000    to     6.500                                              $                                     %
   6.501    to     7.000
   7.001    to     7.500
   7.501    to     7.750
   7.751    to     8.000
   8.001    to     8.250
   8.251    to     8.500
   8.501    to     8.750
   8.751    to     9.000
   9.001    to     9.250
   9.251    to     9.500
   9.501    to     9.750
   9.751    to    10.000
  10.001    to    10.250
  10.251    to    10.500
  10.501    to    10.750
  10.751    to    11.000
  11.001    to    11.250
  11.251    to    11.500
  11.501    to    11.750
  11.751    to    12.000
  12.001    to    12.250
  12.251    to    12.500
  12.501    to    12.750
  12.751    to    13.000
  13.001    to    13.250
  13.251    to    13.500
  13.501    to    13.750
  13.751    to    14.000
  14.001    to    14.250
  14.251    to    14.500
  14.501    to    14.750
  14.751    to    15.000
  15.251    to    15.500
  15.501    to    15.750
  16.001    to    16.250
  16.251    to    16.500

            Total                                                     $                           100.00%
                                                                      =========                   ======

         Statistical Calculation Date Loan Balances -- Initial Adjustable Rate Group Mortgage Loans

         The distribution of the scheduled principal balances of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:


                                               Number of                 Aggregate               % of Aggregate
                                         Adjustable Rate Group     Adjustable Rate Group      Adjustable Rate Group
      Range of Loan Balances ($)            Mortgage Loans              Loan Balance              Loan Balance
      --------------------------            --------------              ------------              ------------

   10,000.01   to    15,000.00                                         $                                 %
   15,000.01   to    20,000.00
   20,000.01   to    25,000.00
   25,000.01   to    30,000.00
   30,000.01   to    35,000.00
   35,000.01   to    40,000.00
   40,000.01   to    45,000.00
   45,000.01   to    50,000.00
   50,000.01   to    55,000.00
   55,000.01   to    60,000.00
   60,000.01   to    65,000.00
   65,000.01   to    70,000.00
   70,000.01   to    75,000.00
   75,000.01   to    80,000.00
   80,000.01   to    85,000.00
   85,000.01   to    90,000.00
   90,000.01   to    95,000.00
   95,000.01   to   100,000.00
  100,000.01   to   105,000.00
  105,000.01   to   110,000.00
  110,000.01   to   115,000.00
  115,000.01   to   120,000.00
  120,000.01   to   125,000.00
  125,000.01   to   130,000.00
  130,000.01   to   135,000.00
  135,000.01   to   140,000.00
  140,000.01   to   145,000.00
  145,000.01   to   150,000.00
  150,000.01   to   200,000.00
  200,000.01   to   250,000.00
  250,000.01   to   300,000.00
  300,000.01   to   350,000.00
  350,000.01   to   400,000.00
  400,000.01   to   450,000.00
  450,000.01   to   500,000.00
  500,000.01   to   550,000.00
  550,000.01   to   600,000.00
  700,000.01   to   750,000.00

                 Total                                                 $                           100.00%
                                                                       ========                    ======

               Types of Mortgaged Properties -- Initial Adjustable Rate Group Mortgage Loans

               The Mortgaged Properties securing the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date had the following property types:


                                       Number of                      Aggregate                  % of Aggregate
                                 Adjustable Rate Group          Adjustable Rate Group        Adjustable Rate Group
Property Types                       Mortgage Loans                 Loan Balance                  Loan Balance
--------------                       --------------                 ------------                  ------------

Single Family Residence                                               $                                    %
Two-to-Four Family
Condominium
PUD
Manufactured Housing
Townhouse

           Total                                                      $                              100.00%
                                                                      ========                       ======



         Months Since Origination -- Initial Adjustable Rate Group Mortgage
         Loans

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:


                                       Number of                      Aggregate                  % of Aggregate
Months Elapsed                   Adjustable Rate Group          Adjustable Rate Group        Adjustable Rate Group
Since Origination                    Mortgage Loans                 Loan Balance                  Loan Balance
-----------------                    --------------                 ------------                  ------------

 1     to     12                                                    $                                    %
13     to     24
25     to     36

           Total                                                    $                               100.00%
                                                                    =========                       =======



        Remaining Term to Maturity -- Initial Adjustable Rate Group Mortgage
        Loans

        The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:


                                       Number of                      Aggregate                  % of Aggregate
      Months Remaining           Adjustable Rate Group          Adjustable Rate Group        Adjustable Rate Group
        to Maturity                  Mortgage Loans                 Loan Balance                  Loan Balance
        -----------                  --------------                 ------------                  ------------

109       to   120                                                    $                                   %
169       to   180
229       to   240
325       to   336
337       to   348
349       to   360

           Total                                                      $                             100.00%
                                                                      =========                     =======

          Occupancy Status -- Initial Adjustable Rate Group Mortgage Loans

          The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date based on representations by the mortgagors at the time of origination of such Mortgage Loans was as follows:



                                      Number of                       Aggregate                  % of Aggregate
                                Adjustable Rate Group           Adjustable Rate Group        Adjustable Rate Group
Occupancy Status                   Mortgage Loans                   Loan Balance                  Loan Balance
----------------                   --------------                   ------------                  ------------

Owner Occupied                                                       $                                   %
Non Owner Occupied

          Total                                                      $                             100.00%
                                                                     =========                     ======



          Margins -- Initial Adjustable Rate Group Mortgage Loans

          The margins borne by the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date were as follows:


                                      Number of                       Aggregate                  % of Aggregate
                                Adjustable Rate Group           Adjustable Rate Group        Adjustable Rate Group
       Margins (%)                 Mortgage Loans                   Loan Balance                  Loan Balance
       -----------                 --------------                   ------------                  ------------

3.001     to     3.500                                                $                                   %
3.501     to     4.000
4.001     to     4.500
4.501     to     5.000
5.001     to     5.500
5.501     to     6.000
6.001     to     6.500
6.501     to     7.000
7.001     to     7.500
7.501     to     8.000
8.001     to     8.500
8.501     to     9.000
9.001     to     9.500
9.501     to    10.000

          Total                                                       $                              100.00%
                                                                      =========                     =======

          Maximum Coupon Rates -- Initial Adjustable Rate Group Mortgage Loans

          The maximum Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date were as follows:


                                        Number of                     Aggregate                  % of Aggregate
           Maximum                Adjustable Rate Group         Adjustable Rate Group        Adjustable Rate Group
      Coupon Rates (%)               Mortgage Loans                 Loan Balance                  Loan Balance
      ----------------               --------------                 ------------                  ------------

12.001      to    12.500                                             $                                    %
12.501      to    13.000
13.001      to    13.500
13.501      to    14.000
14.001      to    14.500
14.501      to    15.000
15.001      to    15.500
15.501      to    16.000
16.001      to    16.500
16.501      to    17.000
17.001      to    17.500
17.501      to    18.000
18.001      to    18.500
18.501      to    19.000
19.001      to    19.500
19.501      to    20.000
20.001      to    20.500
20.501      to    21.000
21.001      to    21.500
21.501      to    22.000
22.001      to    22.500
23.001      to    23.500

            Total                                                    $                              100.00%
                                                                     ========                       ======

         Next Rate Adjustment Date -- Initial Adjustable Rate Group Mortgage
         Loans

         Next rate adjustment date for each of the Notes relating to the Initial Mortgage Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:


                                      Number of                    Aggregate                  % of Aggregate
        Date of Next            Adjustable Rate Group        Adjustable Rate Group         Adjustable Rate Group
    Rate Adjustment Date           Mortgage Loans                Loan Balance                  Loan Balance
    --------------------           --------------                ------------                  ------------

                                                                 $                                       %






















            Total                                                $                                  100.00%
                                                                 ========                           =======


Conveyance of Subsequent Mortgage Loans

         During the Funding Period, the Pooling and Servicing Agreement permits the Trust to acquire approximately $_________ and $___________ in aggregate principal balance of Subsequent Mortgage Loans for addition to the Fixed Rate Group and the Adjustable Rate Group, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and each Mortgage Loan Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, among others:
(i) the ratings on the Offered Certificates shall not have been downgraded by any Rating Agency; (ii) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (iii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 360 months; and (iv) following the purchase of all of the Subsequent Mortgage Loans by the Trust, the Subsequent Mortgage Loans, as a whole, (a) will have a weighted average Combined Loan-to-Value Ratio of not more than _____% for the Fixed Rate Group and a weighted average Loan-to-Value Ratio of _____% for the Adjustable Rate Group; (b) will have a weighted average gross margin for each Mortgage Loan Group that is not more than 25 basis points less than the weighted average gross margin for such Mortgage Loan Group as of the Cut-Off Date; (c) will have no more than _____% in the case of the Fixed Rate Group of such Subsequent Mortgage Loans with Combined Loan-to-Value Ratios and _____% in the case of the Adjustable Rate Group of such Subsequent Mortgage Loans with Loan-to-Value Ratios, in each case, in excess of _____%; (d) will have no more than _____% in the case of the Fixed Rate Group and _____% in the case of the Adjustable Rate Group with cash out refinancings; (e) in the case of the Adjustable Rate Group only, when combined with the Initial Mortgage Loans in such group, will not result in the combined percentage of 2/28 Loans and 3/27 Loans to be in excess of ___%; (f) will have weighted average PAG codes of less than ____% in the case of the Fixed Rate Group and the Adjustable Rate Group;
(g) will have Mortgage Loans that are not more than _____%, in the case of the Fixed Rate Group, and _____% in the case of the Adjustable Rate Group, that are in PAG IV and PAG V; and (h) will have no more than _____% of the Fixed Rate Group and ____% of the Adjustable Rate Group that are non-owner occupied properties.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Fixed Rate Group Certificates"), the yield to maturity on the Offered Certificates will be affected by the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Originators of Mortgage Loans. Approximately _____% of the Initial Mortgage Loans (by Loan Balance) as of the Statistical Calculation Date require the payment of a fee in connection with certain prepayments which may affect the rate of principal payment. For a discussion of such provisions, see "The Portfolio of Mortgage Loans - Prepayment Penalties" herein. In addition, the actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in the Fixed Rate Group (other than the 5/25 Loans) are affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         The Mortgage Loans in the Adjustable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans in the Adjustable Rate Group and the prepayment behavior of the 5/25 Loans may differ from that of the other Mortgage Loans in the Fixed Rate Group. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Mortgage Loans in the Adjustable Rate Group may differ from that on the Mortgage Loans in the Fixed Rate Group because the amount of the monthly payments on the Mortgage Loans in the Adjustable Rate Group are subject to adjustment on each adjustment date.

         The prepayment experience on non-conventional mortgage loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many non-conventional borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional mortgage loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. Prepayments may also affect the yield to the Owners of the Adjustable Rate Group Certificates, if the weighted average margins are reduced.

         In addition to the foregoing factors affecting the weighted average life of each Class of the Offered Certificates, the overcollateralization provisions of the Trust result in an additional reduction of the Certificate Principal Balances of the related Class A Certificates relative to the amortization of the related Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of the related Monthly Excess Interest Amount to the payment of the Certificate Principal Balance of the related Classes of the Offered Certificates. This creates overcollateralization which results from the excess of the aggregate Loan Balances of the Mortgage Loans over the Aggregate Certificate Principal Balance. Once the Targeted Overcollateralization Amount is reached, the application of the Monthly Excess Interest Amount to pay down principal will cease, unless necessary to maintain the Overcollateralization Amount at the Targeted Overcollateralization Amount.

         Balloon Loans. The ability of mortgagors to make payments of Balloon Payments will normally depend on the mortgagor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, real estate values, the mortgagor's financial situation and prevailing mortgage loan interest rates. Although the Originators sometimes provide refinancing of Balloon Loans and may refinance any Mortgage Loan, they are under no obligation to do so, and make no representation or warranty that they will do so in the case of any Mortgage Loan. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the Certificate Principal Balance of one or more Classes of the Fixed Rate Group Certificates is reduced to zero, and may increase the weighted average lives of such Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Owners of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest rate environment may make it more difficult for the mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

Mandatory Prepayment

         In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans for either the Fixed Rate Group or the Adjustable Rate Group then the related Class(es) of Class A Certificates then entitled to receive payments of principal will receive a partial prepayment in an amount equal to the portion of the Original Pre-Funded Amount remaining and allocable to the related Mortgage Loan Group.

         Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Owners of the Certificates in respect of the Original Pre-Funded Amount.

Prepayment and Yield Scenarios for Offered Certificates

         As indicated above, if purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The "Final Scheduled Payment Date" for each Class of the Offered Certificates is set forth in the Summary of Terms hereof. For the Class A-1 through Class A-8 Certificates such dates are the dates on which the Original Certificate Principal Balance set forth in the Summary of Terms hereof for the related Class of Offered Certificates would be reduced to zero assuming, among other things, that no Prepayments are received on the Mortgage Loans, that no Monthly Excess Interest Amount will be used to make accelerated payments of principal to holders of the related Class A Certificates, that scheduled monthly payments of principal and interest on the Mortgage Loans are timely received and that the Auction Sale with respect to the related Mortgage Loan Group is not completed. The Final Scheduled Payment Date for each Class of Subordinate Certificates is the Payment Date in ________ 202__. The weighted average life of each Class of the Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Payment Date with respect to each Class of the Offered Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur, (ii) Monthly Excess Interest Amounts are likely to be used to make accelerated payments of principal to holders of the related Class A Certificates, (iii) the Owners of the Class R Certificates may cause a termination of the Classes of Certificates related to a Mortgage Loan Group when the outstanding Certificate Principal Balance of the Certificates related to such Mortgage Loan Group is less than 10% of the Original Certificate Principal Balance of the Certificates related to such Mortgage Loan Group and (iv) the Servicers may each purchase all Mortgage Loans serviced by them and either one or more of the Servicers may purchase all of the Mortgage Loans, thereby causing a termination of the Trust, when the outstanding Aggregate Certificate Principal Balance is less than 5% of the original Aggregate Certificate Principal Balance.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Offered Certificates will be influenced by the rate at which principal of the Mortgage Loans in the related Mortgage Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).


         Each Accrual Period for the Adjustable Rate Group Certificates which are Offered Certificates will consist of the actual number of days elapsed from the 25th day of the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Period, from the Closing Date) through the 24th day of the month of such Payment Date. After the initial Accrual Period, the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates will be adjusted by reference to changes in the level of One-Month LIBOR, subject to the effects of the applicable limitation described herein.

         The Pass-Through Rate of each Class of the Adjustable Rate Group Certificates may be calculated by reference to the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group. Although the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group are subject to adjustment, the Coupon Rates adjust less frequently than the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates which adjust by reference to One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and either may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Adjustable Rate Group Certificates.

         Certain of the Mortgage Loans in the Adjustable Rate Group, including the 2/28 Loans and the 3/27 Loans, were originated with initial Coupon Rates that were based on competitive conditions. As a result, the Coupon Rates on such Mortgage Loans in the Adjustable Rate Group are more likely to adjust on their first, and possibly subsequent adjustment dates subject to the effects of the applicable periodic rate cap and lifetime cap. Because the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates is limited by the Adjustable Rate Group Available Funds Cap on each Payment Date, limits on changes in the Coupon Rates of the Mortgage Loans in the Adjustable Rate Group may limit changes in the Pass-Through Rate of each Class of the Adjustable Rate Group Certificates. In addition, the Coupon Rates for the 2/28 Loans will not adjust until approximately the date on which the 24th scheduled monthly payment is due and the Coupon Rates for the 3/27 Loans will not adjust until approximately the date on which the 36th scheduled monthly payment is due.

         The Adjustable Rate Group Available Funds Cap on a Payment Date will depend, in part, on the weighted average of the then-current Coupon Rates of the outstanding Mortgage Loans in the Adjustable Rate Group. If the Mortgage Loans in the Adjustable Rate Group bearing higher Coupon Rates were to prepay, the weighted average Coupon Rate of the Mortgage Loans in the Adjustable Rate Group, and consequently the Adjustable Rate Group Available Funds Cap, would be lower than otherwise would be the case.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement with respect to the Fixed Rate Group is the Home Equity Prepayment assumption ("HEP"). HEP assumes that a pool of loans prepays in the first month of the life of such loans at a constant prepayment rate that corresponds in CPR (as defined below) to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of mortgage loans for the life of such loans. For example, a 24% HEP assumes a CPR of 2.4% for the Mortgage Loans in the Fixed Rate Group in the first month of the life of such Mortgage Loans and an additional 2.4% CPR each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of such Mortgage Loans, 24% HEP assumes a CPR of 24% each month. The model used in this Prospectus Supplement with respect to the Adjustable Rate Group is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption represents an assumed CPR of 27% for the Mortgage Loans in the Adjustable Rate Group for the life of such Mortgage Loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for Owners of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         It is very unlikely that the Mortgage Loans will prepay at rates consistent with the assumptions made in this Prospectus Supplement until maturity or that all of the Mortgage Loans in the related Mortgage Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Mortgage Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Offered Certificates. Since the tables were prepared on the basis of the assumptions in the following paragraph, there will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy will likely have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) each Mortgage Loan Group consists of Mortgage Loans with the characteristics set forth in the tables below, (ii) the Closing Date for the Certificates occurs on _________ __, 199__, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in ______ 199__ in accordance with the priorities described herein, (iv) prepayments include 30 day's interest thereon, (v) the Targeted Overcollateralization Amount for each Mortgage Loan Group is set initially as specified herein and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, without regard to any delinquency and loss triggers, (vi) no Auction Sale or Servicer Clean-Up Call occurs for the Fixed Rate Group and an Auction Sale occurs on the Auction Sale Bid Date for the Adjustable Rate Group (for purposes of the Class A-5 Certificates table only, it is assumed an Auction Sale occurs on the Auction Sale Bid Date for both the Fixed Rate Group and the Adjustable Rate Group), (vii) the Class A-5 Pass-Through Rate steps up on the Payment Date following the Auction Sale Bid Date, (viii) the Coupon Rate for each Mortgage Loan in the Adjustable Rate Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed final constant level of the applicable index of ______% per annum, with respect to Six-Month LIBOR and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate (which minimum interest rate will generally equal the initial coupon)), (ix) One-Month LIBOR remains constant at a rate of _______% per annum, (x) all Mortgage Loans pay on their respective due dates in accordance with their respective terms, (xi) the Initial Certificate Principal Balance and Pass-Through Rate of each Class of Certificates is as set forth under "Summary of Terms - Certificates Offered" herein, (xii) that the Master Servicer Fee and the Trustee Fee are equal to 0%,
(xiii) the Pre-funded Amount is used to acquire Subsequent Mortgage Loans on ________ ___, 199___ and prior to such date, the Pre-funded Amount accrues interest at a rate equal to the Net Coupon Rate as set forth in the table below, and (xiv) with respect to the Adjustable Rate Certificates, for the first Payment Date, interest will be calculated on the Class C-AI0 Certificates on the basis of a notional principal balance equal to the Class B-1A Certificate Principal Balance.


The following tables set forth the percentages of the initial principal balance of the Offered Certificates that would be outstanding after each of the dates shown, assuming (1) for the Fixed Rate Group Certificates, the Fixed Rate Group Mortgage Loans prepay according to the indicated percentages of HEP under each Fixed Rate Group Certificate below and the Adjustable Rate Group Mortgage Loans prepay at 100% of the Prepayment Assumption and (2) for the Adjustable Rate Group Certificates, the Fixed Rate Group Mortgage Loans prepay at 24% HEP and the Adjustable Rate Group Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under each Adjustable Rate Group Certificate below except that under the 0% scenario for all Certificates, the Mortgage Loans prepay at 0% HEP for the Fixed Rate Group Mortgage Loans and 0% of the Prepayment Assumption for the Adjustable Rate Mortgage Loans.


Payment Lag Feature of Fixed Rate Group Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Mortgage Loan in the Fixed Rate Group (net of the Servicing Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date, which does not occur until the month following the month of receipt. As a result, the monthly distributions to the Owners of the Fixed Rate Group Certificates generally reflect an Accrual Period reflecting Mortgagor payments during the prior Remittance Period, and the first Payment Date will not occur until _________ ___, 199__. Thus, the effective yield to the Owners of the Fixed Rate Group Certificates will be below that otherwise produced by the related Pass-Through Rate and purchase price because distributions to Owners of the Fixed Rate Group Certificates in respect of any given month will not be made until on or after the 25th day of the following month.

                                 THE ORIGINATORS

         The Mortgage Loan Pool consists of Initial Mortgage Loans purchased or originated by in excess of _________________ originators (the "Originators") with aggregate outstanding Loan Balances of $_______________________.


                    FORMATION OF THE TRUST AND TRUST PROPERTY

         AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates.

         The property of the Trust will include (a) the Mortgage Loans (other than payments due on the Mortgage Loans on or prior to the Cut-Off Date with respect to the Initial Mortgage Loans and on or prior to the related Subsequent Cut-Off Date with respect to the Subsequent Mortgage Loans) together with the related Mortgage Loan documents and the Seller's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account, the Upper-Tier Distribution Accounts (as defined in the Pooling and Servicing Agreement) and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other properties, (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement and (d) certain rights of the Seller under the Ameriquest Transfer Agreement (as defined in the Pooling and Servicing Agreement) (collectively, the "Trust Estate").

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Trustee, the Seller, the Master Servicer, the Servicers, the Originators or any of their affiliates.

         Prior to its formation, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that mortgagors make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.


                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Mortgage Loans and the Mortgaged Properties is based upon the pool as constituted at the close of business on the Statistical Calculation Date, as adjusted (with respect to all Initial Mortgage Loans that were current as of the Cut-Off Date) for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Initial Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. Approximately $___________ of Initial Mortgage Loans will also be included in the pool prior to the issuance of the Certificates and the Subsequent Mortgage Loans will be added to the pool during the Funding Period.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference into the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. A description of the pool of Mortgage Loans, as of the Closing Date, including such additional Mortgage Loans, will be filed in a current report on Form 8-K within fifteen days after the initial issuance of the Offered Certificates. A current report on Form 8-K will also be filed within fifteen days after the end of the Funding Period reflecting the additions to the Trust.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         Each Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

         As described in "The Mortgage Loan Pools" herein, the Mortgage Loan Pool is divided into two Mortgage Loan Groups (each a "Mortgage Loan Group"), the Fixed Rate Group, which contains fixed rate Mortgage Loans and 5/25 Loans, and the Adjustable Rate Group, which contains only adjustable rate Mortgage Loans (including the 2/28 Loans and the 3/27 Loans).

Payment Dates

         On each Payment Date, the Owners of each Class of the Offered Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest and Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of Certificates as described below. Distributions will be made in immediately available funds to Owners of Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors - Book Entry Registration" in the Prospectus, "Description of the Offered Certificates - Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates - Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner will be required to send its Certificate to the Trustee prior to receiving the final distribution on such Owner's Certificate. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement.

         Each Owner of record of a Class of the Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Closing Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Closing Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds, required to be remitted by the Servicer, together with any Substitution Amount and any Loan Purchase Price Amount, (ii) the related Capitalized Interest Requirement and any Pre-Funding Account Earnings and (iii) the proceeds of any liquidation of the Trust Estate. The Trustee will also be required to deposit into the Certificate Account any Pre-Funded Amounts to be distributed as a prepayment on the Pre-Funding Payment Date.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein.

         Interest: On each Payment Date the Interest Remittance Amount with respect to each Mortgage Loan Group will be distributed in the following order of priority:

         First, to the Trustee, the Trustee Fee, and to the Master Servicer, the Master Servicer Fee;

         Second, to the Owners of the Class A Certificates related to such Mortgage Loan Group, the related Current Interest plus the Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the related Class A Certificates, the Interest Amount Available will be distributed among the outstanding related Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the related Pass-Through Rate;

         Third, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class M-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

         Fourth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class M-2 Certificates related to such Mortgage Loan Group, the related Current Interest;

         Fifth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class B-1 Certificates related to such Mortgage Loan Group, the related Current Interest;

         Sixth, to the extent of the Interest Amount Available with respect to such Mortgage Loan Group then remaining, to the Owners of the Class C-IO Certificates related to such Mortgage Loan Group, the related Current Interest; and

         Seventh, the Monthly Excess Interest Amount with respect to such Mortgage Loan Group shall be applied as described below under "Credit Enhancement - Application of Monthly Excess Cash Flow Amounts."

         Principal: With respect to each Mortgage Loan Group and on each Payment Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, Owners of the Class A Certificates will be entitled to receive payment of 100% of the Principal Distribution Amount with respect to such Mortgage Loan Group for such Payment Date as follows: in the case of the Fixed Rate Group, first, to the Owners of the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount and then sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designation beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate Group has been reduced to zero and in the case of the Adjustable Rate Group, 50% of the Principal Distribution Amount with respect to such Mortgage Loan Group to the Owners of the Class A-7 Certificates and 50% of the Principal Distribution Amount with respect to such Mortgage Loan Group to the Owners of the Class A-8 Certificates until the Class A-7 Certificate Principal Balance has been reduced to zero and thereafter the Owners of the Class A-8 Certificates will be entitled to receive payment of 100% of the Principal Distribution with respect to such Mortgage Loan Group until the Class A-8 Certificate Principal Balance has been reduced to zero.

         With respect to each Mortgage Loan Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of the Class A Certificates and the Subordinate Certificates (other than the Class C-IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to such Mortgage Loan Group as follows:

         First, in the case of the Fixed Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the Class A-6 Certificates, in an amount equal to the Class A-6 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group in the order of their numerical Class designation beginning with the Class A-1 Certificates until the Certificate Principal Balance of each Class of Class A Certificates related to the Fixed Rate Group has been reduced to zero; and in the case of the Adjustable Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Mortgage Loan Group and (y) the Class A Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed as follows: 50% of such amount shall be distributed to the Owners of the Class A-7 Certificates and 50% of such amount shall be distributed to the Owners of the Class A-8 Certificates until the Class A-7 Certificate Principal Balance has been reduced to zero and thereafter the Owners of the Class A-8 Certificates will be entitled to receive payment of 100% of such amount until the Class A-8 Certificate Principal Balance has been reduced to zero;

         Second, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the amount distributed to the Owners of the related Class A Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount with respect to such Mortgage Loan Group shall be distributed to the Owners of the related Class M-1 Certificates, until the related Class M-1 Certificate Principal Balance has been reduced to zero;

         Third, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates in clause First above and the amount distributed to the Owners of the related Class M-1 Certificates in clause Second above and
         (y) the Class M-2 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Principal Balance has been reduced to zero;

         Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Mortgage Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the related Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the related Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount with respect to such Mortgage Loan Group, shall be distributed to the Owners of the related Class B-1 Certificates, until the related Class B-1 Certificate Principal Balance has been reduced to zero; and

         Fifth, any amount of the Principal Remittance Amount with respect to such Mortgage Loan Group remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cash Flow Amount with respect to such Mortgage Loan Group and shall be applied as described below under "Credit Enhancement - Application of Monthly Excess Cash Flow Amounts."

         Notwithstanding the foregoing, in the event that the Certificate Principal Balance of all of the Class A Certificates relating to a Group have been reduced to zero prior to the Stepdown Date, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinate Certificates of such Group sequentially in the following order: Class M-1, Class M-2 and Class B-1 Certificates. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2 and Class B-1 Certificates, in that order. If the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B-1 Certificates.

         The Class A Certificates in the Fixed Rate Group (other than the Class A-6 Certificates) are "sequential pay" classes such that the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates in the Fixed Rate Group and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates in the Fixed Rate Group on such Payment Date shall be distributed pro rata and not sequentially.

         With respect to the Adjustable Rate Group, the Owners of the Class A-7 Certificates will receive 50% of the payments of principal and the Owners of the Class A-8 Certificates will receive 50% of the payments of principal until the Class A-7 Certificate Principal Balance has been reduced to zero, thereafter, the Owners of the Class A-8 Certificates will be entitled to receive 100% of the payments of principal until the Class A-8 Certificate Principal Balance is reduced to zero.

         The Class C-IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

         The Owners of the Class A-6 Certificates are entitled to receive payments of the Class A-6 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-5 Certificate Principal Balance is zero, the Owners of the Class A-6 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Payment Date.

         Each Owner of Class A Certificates and Subordinated Certificates will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Estate. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period for the related Mortgage Loan Group will be distributed to the Owners of the related Class(es) of Class A Certificates then entitled to receive payments of principal on the Payment Date in _________ 199__ in reduction of the Class A Certificate Principal Balance of such Owner's Certificates, thus resulting in a principal prepayment of such Class of Class A Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in the investments permitted by the Pooling and Servicing Agreement (the "Eligible Investments"). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the related Funding Period. The Pre-Funding Account will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Estate. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Pass-Through Rate in the case of the Fixed Rate Group Certificates and the applicable Pass-Through Rate on the Adjustable Rate Group Certificates on the amount by which the aggregate Certificate Principal Balance of the related Class(es) of Offered Certificates exceeds the aggregate Loan Balance of the Mortgage Loans in the related Mortgage Loan Group plus the Trustee Fee and the Master Servicer Fee accruing on such excess balance over
(ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on the Payment Date in ________ 199__ to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the applicable Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the Owners of the Class A Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of either the Upper-Tier REMIC or the Lower-Tier REMIC.

Calculation of One-Month LIBOR

         For the ________ 199__ Payment Date, the Trustee will determine One-Month LIBOR on the second Business Day prior to the Closing Date. Thereafter, beginning with the Payment Date in _________ 199__, on the second Business Day prior to each Payment Date (each a "One-Month LIBOR Determination Date"), the Trustee will determine One-Month LIBOR for the next Accrual Period for each Class of the Adjustable Rate Group Certificates.

         "One-Month LIBOR" means, as of any One-Month LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Seller and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are Participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per Class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences - Taxation of Certain Foreign Investors" and "- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures - Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

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         Distributions on the Book-Entry Certificates will be made on each
Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Owners of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above.


                               CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the Owners of the Class A Certificates consists of the subordination of the related Subordinate Certificates and the Private Certificates (other than the Class S Certificates), the priority of application of Realized Losses, the application of Monthly Excess Cash Flow Amounts and the crosscollateralization feature of the Trust.

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Subordination of Subordinate Certificates and Certain of the Private
Certificates

         The rights of the Owners of the Subordinate Certificates and certain of the Private Certificates to receive distributions with respect to the Mortgage Loans in a particular Mortgage Loan Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates related to such Mortgage Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against such Mortgage Loan Group.

         The protection afforded to the Owners of the Class A Certificates by means of the subordination of the related Subordinate Certificates and the Private Certificates (other than the Class S Certificates) will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and such Private Certificates (other than the Class S Certificates), the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and such Private Certificates.

         In addition, the rights of the Owners of the Class M-2, Class B-1 and Private Certificates (other than the Class S Certificates) issued with respect to a Mortgage Loan Group to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the related Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the related Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

         The rights of the Owners of the Class B-1 and Private Certificates (other than the Class S Certificates) issued with respect to a Mortgage Loan Group to receive distributions will be subordinated in the same manner to such rights of the Owners of the related Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the Private Certificates (other than the Class S Certificates) to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

Application of Realized Losses

         The Pooling and Servicing Agreement provides that if a Mortgage Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Private Certificates (other than the Class C-IO Certificates and the Class S Certificates) as a result of the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount, second, by the Owners of the related Class B-1 Certificates, third, by the Owners of the related Class M-2 Certificates, and, fourth, by the Owners of the related Class M-1 Certificates.

         To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Mortgage Loans in such Mortgage Loan Group (i.e., a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

         The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the related Class A Certificates and Subordinate Certificates (other than the Class C-IO Certificates), will increase the related Overcollateralization Amount.

         If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Class A Certificates and Subordinate Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group exceeds the aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the related Subordinate Certificates (other than Class C-IO Certificates) will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount", which will be applied as a reduction in the Certificate Principal Balance of the related Subordinate Certificates (other than the Class C-IO Certificates) in reverse order of seniority (i.e., first, against the related Class B-1 Certificate Principal Balance until it is reduced to zero, then against the related Class M-2 Certificate Principal Balance until it is reduced to zero and then against the related Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling

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and Servicing Agreement does not permit the "write down" of the Certificate
Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Subordinate Certificates (other than the Class C-IO Certificates) has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates, be paid to Owners of the Subordinate Certificates (other than Class C-IO Certificates) which experienced the write down, in direct order of seniority (i.e., first, the related Class M-1 Certificates, second, the related Class M-2 Certificates and, third, the related Class B-1 Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cash Flow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the related Subordinate Certificates on such Payment Date.

Application of Monthly Excess Cash Flow Amounts

         The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Subordinate Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Class A Certificates and Subordinate Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in overcollateralization. This excess interest for a Remittance Period and with respect to a Mortgage Loan Group on the related Payment Date is the Monthly Excess Interest Amount for such Payment Date and Mortgage Loan Group.

         The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown Date) ____% of the Original Certificate Principal Balance with respect to the Fixed Rate Group and ____% of the Original Certificate Principal Balance with respect to the Adjustable Rate Group. Since the actual level of the Overcollateralization Amount with respect to each Mortgage Loan Group is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group will increase to the level of the related Targeted Overcollateralization Amount.

         If, once the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cash flow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date, and as long as no Trigger Event is in effect, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below the ____% and ____% of the respective Original Certificate Principal Balance to levels equal to ____% and ____% of the then current aggregate outstanding Loan Balance of the related Mortgage Loan Group (subject to a floor of $_________ and $_________, respectively). If the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Loan Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan Group. The amount of such releases are the Overcollateralization Release Amounts. Notwithstanding the foregoing, any reduction in the Targeted Overcollateralization Amount from prior periods will be subject to a collateral performance test that is described in the Pooling and Servicing Agreement.

         On any Payment Date, the sum of the Monthly Excess Interest Amount (plus any interest on the Overcollateralization Amount) and the Overcollateralization Release Amount, if any, with respect to a Mortgage Loan Group is the Monthly Excess Cash Flow Amount, which is required to be applied in the following order of priority on such Payment Date:

         (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

         (2) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the related Mortgage Loan Group;

         (3) to fund the Class M-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

         (4) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

         (5) to fund the Class M-2 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

         (6) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

         (7) to fund the Class B-1 Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

         (8) to fund the Class B-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Mortgage Loan Group;

         (9) to fund the Class C-IO Interest Carry Forward Amount, if any, with respect to the related Mortgage Loan Group;

         (10) to fund any amounts listed in clauses (1) through (9) above for such Payment Date with respect to the other Mortgage Loan Group to the extent that such amounts have not been funded in full through the application of such Mortgage Loan Group's Monthly Excess Cash Flow Amount on such Payment Date;

         (11) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

         (12) to pay an Available Funds Cap Shortfall Amount, if any, to the Owners of the Adjustable Rate Group Certificates on a pro rata basis among such Owners;

         (13) to fund a distribution to Owners of the Class D Certificates (provided that, if a Subordinated Trigger Event is in effect on such Payment Date in respect of a Mortgage Loan Group, the related amount of any Overcollateralization Release Amount that would otherwise be distributed to the Owners of the Class D Certificates will instead be distributed as follows: first, to the Owners of the related Class B-1 Certificates until the related Class B-1 Certificate Principal Balance has been reduced to zero; second, to the Owners of the related Class M-2 Certificates until the related Class M-2 Certificate Principal Balance has been reduced to zero; third, to the Owners of the related Class M-1 Certificates until the related Class M-1 Certificate Principal Balance has been reduced to zero; and, fourth to the Owners of the Class D Certificates) ; and

         (14)     to fund a distribution to Owners of the Class R Certificates.

         The "Certificate Principal Balance" of any Class of the Class A Certificates is the Original Certificate Principal Balance of such Class as reduced by all amounts actually distributed as principal to the Owners of such Class of Class A Certificates on all prior Payment Dates.

         "Class B-1 Applied Realized Loss Amount" means, as to either Class of the Class B-1 Certificates and as to any Payment Date, the lesser of (x) the related Class B-1 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class B-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the related Applied Realized Loss Amount.

         "Class B-1 Certificate Principal Balance" means, as to either Class of Class B-1 Certificates and as of any date of determination, the related Original Class B-1 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class B-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class B-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class B-1 Realized Loss Amortization Amount" means, as to either Class of Class B-1 Certificates and as of any Payment Date, the lesser of (x) the related Class B-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cash Flow Amount over (ii) the sum of the related Extra Principal Distribution Amount, the related Class M-1 Realized Loss Amortization Amount, the related Class M-2 Realized Loss

Amortization Amount, the related Class M-1 Interest Carry Forward Amount, the related Class M-2 Interest Carry Forward Amount and the related Class B-1 Interest Carry Forward Amount in each case for such Payment Date.

         "Class M-1 Applied Realized Loss Amount" means, as to either Class of Class M-1 Certificates and as to any Payment Date, the lesser of (x) the related Class M-1 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the related Class M-2 Applied Realized Loss Amount and the related Class B-1 Applied Realized Loss Amount as of such Payment Date.

         "Class M-1 Certificate Principal Balance" means, as to either Class of Class M-1 Certificates and as of any date of determination, the related Original Class M-1 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-1 Realized Loss Amortization Amount" means, as to either Class of Class M-1 Certificates and as of any Payment Date, the lesser of (x) the related Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cash Flow Amount over (ii) the sum of the related Extra Principal Distribution Amount and the related Class M-1 Interest Carry Forward Amount, in each case for such Payment Date.

         "Class M-2 Applied Realized Loss Amount" means, as to either Class of Class M-2 Certificates and as to any Payment Date, the lesser of (x) the related Class M-2 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the related Class B-1 Applied Realized Loss Amount , in each case as of such Payment Date.

         "Class M-2 Certificate Principal Balance" means, as to either Class of Class M-2 Certificates and as of any date of determination, the related Original Class M-2 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-2 Realized Loss Amortization Amount" means, as to either Class of Class M-2 Certificates and as of any Payment Date, the lesser of (x) the related Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cash Flow Amount over (ii) the sum of the related Extra Principal Distribution Amount, the related Class M-1 Realized Loss Amortization Amount, the related Class M-1 Interest Carry Forward Amount and the related Class M-2 Interest Carry Forward Amount, in each case for such Payment Date.

         "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates (other than the Class C-IO Certificates) and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, a Servicer, the Master Servicer or the Trustee that any representations and warranties set out in the Pooling and Servicing Agreement with respect to the Mortgage Loans were untrue in any material respect as of the Closing Date with the result that the interests of the Owners are materially and adversely affected, or the value of the related Mortgage Loan is materially and adversely affected, the party discovering such breach is required to give prompt written notice to certain other parties thereto.

         Upon the earliest to occur of the Seller's discovery of or its receipt of notice of a breach described above from any of the other parties, the Seller (or Ameriquest in the case of Ameriquest Loans) will be required promptly to (i) cure such breach in all material respects or (ii) within the time period specified in the Pooling and Servicing Agreement (a) substitute in lieu of each affected Mortgage Loan a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver any Substitution Amount to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by such Servicer on the related Monthly Remittance Date or (b) purchase such Mortgage Loan from the Trust at a purchase price equal to

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the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller (or Ameriquest in the case of Ameriquest Loans) obtains for the Trustee an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC (a "REMIC Opinion"), addressed and acceptable to the Servicers, the Master Servicer and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller (or Ameriquest in the case of Ameriquest Loans), if it believes such opinion may be necessary, may cause to be delivered to the Trustee a REMIC Opinion, if a favorable opinion can be rendered, as a result of any such repurchase or substitution. The obligation of the Seller (or Ameriquest) so to cure, substitute or purchase any such Mortgage Loan in respect of a breach that has not been remedied constitutes the sole remedy available to the Owners, the Depositor and the Trustee.

         "Loan Purchase Price" means generally the outstanding principal balance of the related Mortgage Loan on the Cut-Off Date, less any principal amounts previously distributed to the Owners relating to such Mortgage Loan (such amount, the "Loan Balance" of such Mortgage Loan) as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Net Coupon Rate.

Assignment of Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date with respect to the Initial Mortgage Loans and the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Custodian, on behalf of the Trustee, all of its respective right, title and interest in and to each Mortgage Loan and all its respective right, title and interest in and to principal and interest due on each such Mortgage Loan on or after the related Cut-Off Date; provided, however, that the Depositor will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Mortgage Loan on or prior to the related Cut-Off Date (except with respect to Mortgage Loans that were delinquent on the related Cut-Off Date, which payments are not being retained by the Depositor). Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Depositor will be required to:

                  (i) deliver to the Custodian, on behalf of the Trustee, on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in the related Schedule of Mortgage Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report, or an original title commitment, or a copy certified by the issuer of any of the foregoing, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been received from the applicable recording office by the Seller and returned to the Trustee or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (ii) cause the Custodian, on behalf of the Trustee, within 60 days following the Closing Date with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, to submit to the Master Servicer for recording in the appropriate jurisdictions, assignments of the Mortgages to "___________________________________, as Trustee of AMRESCO Residential
         Securities Corporation Mortgage Loan Trust 199__-__ under the Pooling and Servicing Agreement dated as of ____________ ___, 199__" provided, however, that the Depositor shall not be required to cause the Master Servicer to record any assignment of Mortgage for a Mortgage with respect to which the Mortgaged Property is located in California or the original recording information is lacking;

                  (iii) if not delivered on the Closing Date, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Custodian, on behalf of the Trustee, within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor within two years after the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans); and

                  (iv) with respect to any Subsequent Transfer Date, furnish to the Trustee, at the Depositor's expense, a tax opinion and an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trust in form and substance satisfactory to the Trustee.

         The Trustee will agree, for the benefit of the Owners, to review the documents contained in each Mortgage Loan File held by the Trustee (each, a "File") within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee will be required to promptly notify the Depositor, the Seller and the Owners. The Seller (or Ameriquest in the case of Ameriquest Loans) will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within the time period set forth in the Pooling and Servicing Agreement after such notice to it respecting such defect the Seller (or Ameriquest in the case of Ameriquest Loans) shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners, the Seller (or Ameriquest in the case of Ameriquest Loans) within the time period specified in the Pooling and Servicing Agreement shall (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan plus accrued and unpaid interest) to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance to be remitted by the Servicer on the related Monthly Remittance Date or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account as part of the Monthly Remittance to be remitted by such Servicer on the related Monthly Remittance Date.

         In addition to the foregoing, the Trustee has agreed to provide an updated exception report during the 12th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the related Servicer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing

         Each Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans identified as being serviced by it as described therein and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Consistent with the foregoing, each Servicer will be permitted to, in its discretion, (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act.

         Each Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan serviced by it (as well as from any Liquidation Proceeds from a Liquidated Mortgage Loan ("Liquidation Proceeds") that are applied to accrued and unpaid interest) equal to the Loan Balance thereof multiplied by the applicable Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will be the rate provided in the Pooling and Servicing Agreement, not to exceed 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below. Each Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the related Principal and Interest Account. In addition, each Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the related Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items. Prepayment penalties may also be retained as additional servicing compensation to the extent set forth in the Pooling and Servicing Agreement.

         Each Servicer is required to establish, or cause to be established, in the name of the Trustee at one or more depository institutions, a principal and interest account maintained as a trust account of such institution (each, a "Principal and Interest Account"). All funds in the Principal and Interest Accounts are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Accounts must mature on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the respective Servicer.

         Each Servicer is required to deposit in the related Principal and Interest Account, on a daily basis (but in no event later than the second Business Day following receipt) all scheduled principal and interest due on the related Mortgage Loans, other than "Balloon Payments" (i.e., the final payment of principal due with respect to a Balloon Mortgage Loan), after the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, and past due interest and principal on any Mortgage Loan, other than Balloon Payments, that were delinquent as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan (including any insurance proceeds) net of expenses and unreimbursed Delinquency Advances and Servicing Advances ("Net Liquidation Proceeds"), any income from REO Properties received thereafter (net of unreimbursed Servicing Advances and Delinquency Advances), but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) principal collected and interest accrued on any Mortgage Loan on or prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, if such Mortgage Loan was current as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, which amounts shall be delivered to the Seller, (iii) late payments received on any Mortgage Loan in respect of unreimbursed Servicing Advances and Delinquency Advances and (iv) reimbursements for past Delinquency Advances which the Servicer has determined in its good faith business judgment are not recoverable from the related Mortgage Loan proceeds (all such net amounts being referred to herein as the "Daily Collections").

         Each Servicer may make withdrawals for its own account (or for the account of the Seller in the case of clause (i) below) from the amounts on deposit in the related Principal and Interest Account with respect to the related Mortgage Loan Group, only for the following purposes:

                  (i) to withdraw interest paid with respect to any Mortgage Loans that had accrued for periods on or prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, and principal due on all current Mortgage Loans on or prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, which shall be paid to the Seller;

                  (ii) to withdraw investment earnings on amounts on deposit in its respective Principal and Interest Account;

                  (iii) to reimburse itself for unreimbursed Delinquency Advances and Servicing Advances and unrecovered Delinquency Advances and Servicing Advances determined by it to be nonrecoverable to the extent permitted in the Pooling and Servicing Agreement;

                  (iv) to withdraw amounts that have been deposited to its respective Principal and Interest Account in error, including in respect of over-advances based on incorrect calculations of the Master Servicer; and

                  (v) to clear and terminate its respective Principal and Interest Account following the termination of the Trust Estate.

         Each Servicer will remit to the Trustee for deposit in the Certificate Account the Monthly Remittance Amount not later than the related Monthly Remittance Date.

         Subject to the following limitations, each Servicer will be required to advance on any Mortgage Loan serviced by it prior to each Payment Date its own funds or other funds made available to it under the Pooling and Servicing Agreement as set forth in the next paragraph, for such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans serviced by it in the related Mortgage Loan Group (adjusted to the applicable Net Coupon Rate) that became due during the related Remittance Period and were delinquent on the related Determination Date, together with an amount equivalent to interest on the principal balance of the Mortgage Loan related to each Mortgaged Property (each, an "REO Property") acquired by the Trust through liquidation (any such advance, a "Delinquency Advance"). The Net Coupon Rate is the rate equal to the excess of the Coupon Rate over the applicable Servicing Fee Rate, the Trustee Fee and the Master Servicer Fee.

         Delinquency Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Delinquency Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan, other than delinquent Balloon Payments on "Balloon Mortgage Loans" (i.e., Mortgage Loans with respect to which the principal balance, by its original terms, does not fully amortize at final maturity), serviced by it (with such payments of interest adjusted to the related Net Coupon Rate) to the extent that such Delinquency Advances are, in its good faith business judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. With respect to a delinquent Balloon Payment, the Servicer is not required to make a Delinquency

Advance of such delinquent Balloon Payment. The Servicer will, however, make monthly Delinquency Advances with respect to Balloon Mortgage Loans with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original principal amortization schedule for the applicable Balloon Mortgage Loan. Such Delinquency Advances shall be required only to the extent that the Servicer, in its good faith business judgment, determines that such Delinquency Advance will be recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Each Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day, or to reimburse itself for any Delinquency Advances paid from such Servicer's own funds, from collections on any Mortgage Loan deposited to the related Principal and Interest Account subsequent to the related Remittance Period (including "Prepaid Installments" (i.e., early payments of scheduled principal and interest intended by the borrower to be treated as such)) and shall deposit into the related Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance net of any such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. Previously unreimbursed Delinquency Advances that the Servicer determines to be nonrecoverable may be reimbursed to the Servicer out of any Mortgagor payments prior to their deposit to the related Principal and Interest Account or from funds on deposit in the related Principal and Interest Account. All Delinquency Advances will be included with the distribution to Owners of the Certificates of the related Group of Certificates on the related Payment Date. Any failure by a Servicer to make a Delinquency Advance as required under the Pooling and Servicing Agreement with respect to the Certificates will constitute an event of default thereunder for such Servicer, in which case the Trustee, as successor servicer, or the successor servicer will be obligated to make any such Delinquency Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         Each Servicer will be required to pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, to the extent such expenses are, in its good faith business judgment, recoverable. Such costs will constitute "Servicing Advances." Each Servicer may recover a Servicing Advance
(x) to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y), to the extent that such Servicing Advance is determined by the Servicer in its good faith business judgment to be non-recoverable from such proceeds from the Monthly Excess Cash Flow Amount and certain other Mortgage Loan proceeds as specified in the Pooling and Servicing Agreement.

         A full month's interest at the related Net Coupon Rate will be due to the Trust on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment in full of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Net Coupon Rate ("Compensating Interest") (but not in excess of the aggregate Servicing Fee, and any Prepayment Interest Excess for such period) will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the related Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         When a Mortgagor prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the Mortgagor pays interest on the amount prepaid only to the date of prepayment. Prepayments received during the prior Remittance Period are included in the distribution to Owners on the current Payment Date thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to the Owners of the Certificates on any Payment Date, the amount of the Servicing Fee otherwise payable to the related Servicer for such month shall, to the extent of such shortfall, be deposited by such Servicer in the Certificate Account for distribution to the Owners of the Certificates on such Payment Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to such Servicer with respect to Scheduled Payments having a Due Date to which such Payment Date relates. Any such deposit by the related Servicer will be reflected in the distributions to the Owners of the Certificates made on the Payment Date on which the Prepayment received would be distributed.

         Each Servicer will have the right, but not the obligation, to purchase for its own account any Mortgage Loan serviced by it which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by such Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

         Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Servicer has not purchased from the Trust. Each Servicer will be required to sell any REO Property managed by it within 35 months of its acquisition by the Trust, unless an appropriate extension is obtained, or an opinion of counsel is obtained to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, in which case such Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or such extension as applicable.

         Notwithstanding the generality of the foregoing provisions, each Servicer will be required to manage, conserve, protect and operate each REO Property managed by it for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the related Servicer will be required to either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property.

         If so required by the terms of any Mortgage Loan, the related Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums (such Advances to be treated as Servicing Advances) on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

         Each Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by such Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the Underwriting Guidelines set forth herein to be applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

         Each Servicer will be permitted under the Pooling and Servicing Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is reasonably acceptable to the Owners of a majority of the Percentage Interests of the Class R Certificates and meeting the requirements of the Pooling and Servicing Agreement.

         Notwithstanding any subservicing agreement, each Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and such Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans subject to such subservicing agreement. Each Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of such Servicer by such subservicer and nothing contained in such subservicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         Each Servicer (except the Trustee if it is required to succeed any Servicer under the Pooling and Servicing Agreement) will agree to indemnify and hold the Trustee, the Seller, the Master Servicer and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Seller, the Master Servicer and the Depositor may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Pooling and Servicing Agreement. A party against whom any such claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and such Servicer may assume the defense of any such claim and, upon a determination that the claim results from the Servicer's failure to perform in accordance with the Pooling and Servicing Agreement, pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against such Servicer, the Trustee, the Seller or the Depositor in respect of such claim.

         Each Servicer will be required to deliver to the Trustee, the Seller, the Depositor, the Master Servicer and the Rating Agencies: (1) on or before April 15 of each year, commencing in 1999, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by such Servicer to remedy such default; and (2) on or before April 15 of any year commencing in or after 1999, a letter or letters of a firm of independent, nationally recognized certified public accountants dated as of the date of the Servicer's fiscal year end audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of a Servicer

         The Owners, the Trustee or the Seller will have the right pursuant to the Pooling and Servicing Agreement, to remove any Servicer upon the occurrence of, and in certain cases after notice and expiration of the related cure period:
(a) certain acts of bankruptcy or insolvency on the part of such Servicer; (b) certain failures on the part of such Servicer to perform its obligations under the Pooling and Servicing Agreement (including the requirement that certain of the Servicers maintain their net worth at levels specified in the Pooling and Servicing Agreement); (c) the failure to cure material breaches of such Servicer's obligations in the Pooling and Servicing Agreement; or (d) if the loss and/or delinquency levels of the related Mortgage Loans are at certain specified levels.

         No Servicer is permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except (i) upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such conflict being of a type and nature carried on by such Servicer on the date of the Pooling and Servicing Agreement or (ii) upon written consent of the Seller, the Master Servicer and the Trustee and confirmation from the Rating Agencies that the ratings of the Offered Certificates are not reduced. Any such determination permitting the resignation of such Servicer pursuant to clause (i) above is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Master Servicer and the Trustee.

         Upon removal or resignation of a Servicer, the Trustee (x) shall solicit bids for a successor Servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved servicer meeting the requirements of the Pooling and Servicing Agreement, and acceptable to the Seller as the successor to such Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.

         No removal or resignation of a Servicer will become effective until the Trustee or a successor Servicer shall have assumed a Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee is required to report in writing to the Depositor, each Owner, the Master Servicer, the Underwriters and their designees:

                  (i) the amount of the distribution with respect to the related Class of the Certificates (based on a Certificate in the original principal amount of $1,000);

                  (ii) the amount of such distribution allocable to scheduled principal on the Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments of principal, repurchases or Liquidation Proceeds and, with respect to each Mortgage Loan Group, any Pre-Funded Amounts distributed as a Prepayment at the end of the Funding Period (based on a Certificate in the original principal amount of $1,000);

                  (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

                  (iv) the Interest Carry Forward Amount for each Class;

                  (v) the principal amount of each Class of the Offered Certificate (based on a Certificate in the original principal amount of $1,000) which will be outstanding and the aggregate Loan Balance of each Mortgage Loan Group and in total, in each case after giving effect to any payment of principal on such Payment Date;

                  (vi) the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group and in total, in each case after giving effect to any payment of principal on such Payment Date;

                  (vii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to each Mortgage Loan Group and in total;

                  (viii) the weighted average Coupon Rate and weighted average remaining term to maturity of the Mortgage Loans with respect to each Mortgage Loan Group and in total, calculated both as of the first and last day of the related Collection Period;

                  (ix) the Extra Principal Distribution Amount for each Mortgage Loan Group;

                  (x) the Servicing Fees, the Master Servicer Fee and Trustee Fees allocable to each Mortgage Loan Group and in total;

                  (xi) whether a Trigger Event has occurred with respect to each Mortgage Loan Group as shown by percentage of 60+ Day Delinquent Loans;

                  (xii) the Senior Enhancement Percentage for each Mortgage Loan Group;

                  (xiii) the Overcollateralization Amount for each Mortgage Loan Group and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

                  (xiv) the amount of any Applied Realized Loss Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicers.

         In addition, on each Payment Date the Trustee will be required to distribute to the Depositor, the Master Servicer, the Underwriters, the Rating Agencies and each Owner, together with the information described above, the following information prepared by the related Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group:

                  (a) the number and aggregate principal balances of Mortgage Loans in each Mortgage Loan Group (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent (exclusive of foreclosures), as of the close of business on the last day of the prior calendar month and the number and aggregate Loan Balances of all Mortgage Loans and related data as of the last day of the Collection Period.

                  (b) the number and dollar amounts of all Mortgage Loans in foreclosure proceedings as of the last day of the Collection Period.

                  (c) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the last day of the prior Remittance Period;

                  (d) the number and aggregate principal balance of Mortgage Loans related to REO Properties and, to the extent reported by the Servicers, the aggregate book value of the Mortgage Loans related to REO Properties;

                  (e) the amount of cumulative and current period Realized Losses for each Mortgage Loan Group and the cumulative loss percentage for each Mortgage Loan Group, in each case as of the last day of the Collection Period; and

                  (f) The aggregate Loan Balance of 60+ Day Delinquent Loans in each Mortgage Loan Group and in the aggregate as of the last day of the Collection Period.

         Within a reasonable time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was an Owner of a Certificate, if requested in writing by such person, a statement containing the information described in clauses (ii) and (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was an Owner. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information has been prepared and furnished by the Trustee to Owners pursuant to any requirements of the Code as in effect from time to time.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case
(x) the Depositor or (y) the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by a majority of the Percentage Interests represented by the Private Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Master Servicer, the Seller and the Servicers may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by a favorable opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a "REMIC", (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) reduce the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding.

         The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Auction Sale; Step Up on Certain Pass-Through Rates; Termination

         Auction Sale. The Pooling and Servicing Agreement requires that, within 90 days of the Auction Sale Bid Date, with respect to a Mortgage Loan Group, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in such Mortgage Loan Group. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates related to such Mortgage Loan Group, in the same order of priority as interest and principal distributions. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans in such Mortgage Loan Group. The Auction Sale must constitute a "qualified liquidation" of the Classes of Certificates related to such Mortgage Loan Group under Section 860F of the Code, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         Step Up on Certain Pass-Through Rates. If an Auction Sale with respect to the Adjustable Rate Group has not occurred by the Step Up Date, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates will be increased as provided in "Summary of Terms - Certificates Offered" herein, for each Payment Date occurring thereafter.

         Optional Termination By Servicers. If an Auction Sale with respect to a Mortgage Loan Group does not occur, the Servicers will also have the right, collectively, to purchase all of the Mortgage Loans in such Mortgage Loan Group they are servicing on any Monthly Remittance Date when the outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 5% of the Original Certificate Principal Balance of such Mortgage Loan Group.

         Mandatory Purchase. In the event that an Auction Sale has not occurred with respect to both Mortgage Loan Groups, and the Servicers fail to exercise their respective option to purchase all of the Mortgage Loans in both Mortgage Loan Groups, the Owners of the Class R Certificates will be required to purchase all of the Mortgage Loans in both Mortgage Loan Groups on the Monthly Remittance Date in June 2028.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or the Lower-Tier REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Owners of a majority in Percentage Interests represented by the Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) created by the Pooling and Servicing Agreement, will consist of two segregated asset pools with respect to which elections will be made to treat each as a separate REMIC for federal income tax purposes. The Lower-Tier REMIC will issue several uncertificated subclasses of non-voting interests (the "Lower-Tier REMIC Regular Interests") which will be designated as the "regular interests" in the Lower-Tier REMIC and the uncertificated "Lower-Tier REMIC Residual Interest" which will be designated as the "residual interest" in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and all other assets comprising the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) except for the property allocated to the Upper-Tier REMIC. The Upper-Tier REMIC will issue the Offered Certificates, the Class C-IO Certificates, the Class D Certificates and the Class S Certificates which will be designated as the "regular interests" in the Upper-Tier REMIC and the Class R Certificates which will be designated as the "residual interest" in the Upper-Tier REMIC. The assets of the Upper-Tier REMIC consist of the Lower-Tier REMIC Regular Interests and the Upper-Tier Distribution Accounts. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are made and (ii) compliance with the Pooling and Servicing Agreement, each REMIC will be treated as a REMIC, the Lower-Tier REMIC Regular Interest will be treated as the "regular interests" in the Lower-Tier REMIC, the Offered Certificates, the Class C-IO Certificates, the Class D Certificates and the Class S Certificates will be treated as "regular interests" in the Upper-Tier REMIC, the Lower-Tier REMIC Residual Interest will be treated as the sole "residual interest" in the Lower-Tier REMIC and the Class R Certificates will be the sole "residual interest" in the Upper-Tier REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by such REMIC on the date on which those interests are created, and not as ownership interests in such REMIC or its assets. Owners of the Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

         The prepayment assumption for each Class of the Offered Certificates for calculating original issue discount is 24% HEP for the Fixed Rate Group Certificates and 100% of the Prepayment Assumption for the Adjustable Rate Group Certificates. See "Prepayment and Yield Considerations - Prepayment and Yield Scenarios for Offered Certificates" herein.

         As a result of the qualification of the Lower-Tier REMIC and the Upper-Tier REMIC, as REMICs, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Certain Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Offered Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         The Department of Labor (the "DOL") has issued to one or more of the Underwriters individual prohibited transaction exemptions (the "Exemptions"); which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

                  (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

                  (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Rating Services, Moody's, Fitch or DCR;

                  (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by any Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Estate must also meet the following requirements:

                  (i) the corpus of the Trust Estate must consist solely of a fixed pool of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Ratings Services, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Class A Certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of the Class A Certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is a mortgagor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is a mortgagor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, the related Servicer, any mortgagor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register amendments to the Exemptions ("PTE 97-34"), which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Class A Certificates, PTE 97-34 generally allows Mortgage Loans supporting payments to Owners of Class A Certificates, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Class A Certificates, provided that the following general conditions are met:

(1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") does not exceed 25%;

(2) all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies;

(3) the transfer of such Subsequent Mortgage Loans to the Trust during the Funding Period does not result in the Class A Certificates to be covered by the Exemptions receiving a lower credit rating from a Rating Agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Class A Certificates by the Trust;

(4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust on the Closing Date;

(5)      either;

         (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Depositor; or

         (ii) an independent accountant retained by the Depositor provides the Depositor with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Closing Date;

(6) the Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

(7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and:

         (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by such Rating Agency;

(8)      the Prospectus or Prospectus Supplement describes;

         (i)      any Pre-Funding Account and/or Capitalized Interest Account;

         (ii)     the duration of the Funding Period;

         (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Funding Period that will be remitted to Owners of Class A Certificates as repayments of principal; and

         (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to owners of Class A Certificates as repayments of principal; and

(9) the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.


         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the possible applicability of the Exemption (as amended by PTE 97-34), or other exemptive relief, and all of the potential consequences in their specific circumstances, prior to making an investment in a Class A Certificate. Each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In particular, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Class A Certificates.

         The exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B-1 Certificates because such Certificates are subordinate to certain other Classes of Certificates. Accordingly, Plans may not purchase the Mezzanine Certificates or Class B-1 Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTE 95-60") is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available. By the transferee's acceptance of the Mezzanine Certificates or Class B-1 Certificates it shall be deemed to have represented that PTE 95-60 covers its acquisition and holding of such Certificates. In the event that such representations are violated, any attempted transfers or acquisitions shall be void and of no effect.

                                     RATINGS

         It is a condition of the issuance of each Class of the Offered Certificates that the Offered Certificates receive the ratings set out below:


         The ratings of each Rating Agency do not address the possibility that, as a result of principal prepayments, Owners may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Depositor has not requested a rating of the Certificates offered hereby by any rating agency other than the Rating Agencies and the Depositor has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by any of the Rating Agencies.

                            LEGAL INVESTMENT MATTERS

         The Offered Certificates (other than the Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates) will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates (other than the Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates) under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates (other than the Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates), may be subject to significant interpretive uncertainties.

         The Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase the Percentage Interest of each Class of the Offered Certificates as follows:

                                  Underwriters

                                                      Percentage of Each
       Underwriters                                  Class of Certificates
       ------------                                  ---------------------






         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.


                Class                            Selling Concession
                -----                            ------------------

                 A-1
                 A-2
                 A-3
                 A-4
                 A-5
                 A-6
                 A-7
                 A-8
                M-1F
                M-1A
                M-2F
                M-2A
                B-1F
                B-1A

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposting penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Prudential Securities Incorporated, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Offered Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commended, may be discontinued at any time.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

         AMRESCO Securities, Inc. (formerly Data Financial, Inc.) is a broker-dealer registered as such with the National Association of Securities Dealers, Inc.

         The Depositor, the Seller and the Master Servicer are each affiliates of AMRESCO Securities, Inc.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller and the Depositor by Arter & Hadden LLP, Washington, D.C. and by ______________________, Esquire, Deputy General Counsel for AMRESCO, INC., the parent of the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden LLP.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ Mortgage Loan Pass-Through Certificates, Class A, Class M-1, Class M-2 and Class B-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures generally applicable to mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the Accrual Period for the related Class. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the Accrual Period for the related Class. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8.
Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS


                                                          Page                                                              Page
                                                          ----                                                              ----

2/28 Loans.................................................S-5     Collection Period.........................................S-10
3/27 Loans.................................................S-5     Combined Loan-to-Value Ratios..............................S-3
5/25 Loans.................................................S-4     Compensating Interest.....................................S-65
Accrual Period.............................................S-6     Cooperative...............................................S-56
Actuarial Loans...........................................S-31     Coupon Rates...............................................S-3
Adjustable Rate Group Certificates.........................S-1     Current Interest...........................................S-7
Advances..................................................S-14     Cut-Off Date...............................................S-2
Aggregate Certificate Principal Balance....................S-2     Daily Collections.........................................S-64
Applied Realized Loss Amount..............................S-15     Definitive Certificate....................................S-55
Appraised Values..........................................S-31     Deleted Mortgage Loan.....................................S-29
ARCC......................................................S-27     Delinquency Advance.......................................S-64
Auction Sale..............................................S-19     Depositor..................................................S-2
Auction Sale Bid Date.....................................S-19     DOL.......................................................S-71
Available Funds Cap Shortfall Amount......................S-18     DTC.......................................................S-19
Average Interest Rate.....................................S-72     DTC Participants..........................................S-56
Balloon Mortgage Loans....................................S-64     Due Dates.................................................S-65
Balloon Payments..........................................S-64     Eligible Investments......................................S-54
Beneficial Owners.........................................S-19     ERISA.....................................................S-71
Book-Entry Certificates...................................S-55     Euroclear.................................................S-19
Business Day...............................................S-6     Euroclear Operator........................................S-56
Capitalized Interest Account..............................S-18     Euroclear Participants....................................S-56
Cede......................................................S-19     European Depositaries.....................................S-20
Cedel.....................................................S-19     Exemptions................................................S-71
Cedel Participants........................................S-56     Extra Principal Distribution Amount.......................S-12
Certificate Account.......................................S-51     File......................................................S-63
Certificate Principal Balance.............................S-60     Final Certification.......................................S-63
Certificates...............................................S-2     Final Determination.......................................S-70
Chase.....................................................S-20     Final Scheduled Payment Dates.............................S-48
Citibank..................................................S-20     Financial Intermediary....................................S-55
Class......................................................S-1     Fixed Rate Group Certificates..............................S-1
Class A Certificates.......................................S-1     Fixed Rate Loans...........................................S-4
Class A Principal Distribution Amount.....................S-11     Funding Period............................................S-18
Class A-1 Certificates.....................................S-1     HEP.......................................................S-49
Class A-2 Certificates.....................................S-1     IML.......................................................S-56
Class A-3 Certificates.....................................S-1     Initial Mortgage Loans.....................................S-3
Class A-4 Certificates.....................................S-1     Interest Amount Available..................................S-6
Class A-5 Certificates.....................................S-1     Interest Carry Forward Amount..............................S-7
Class A-6 Certificates.....................................S-1     Interest Remittance Amount.................................S-7
Class A-6 Lockout Distribution Amount......................S-9     Liquidated Mortgage Loan..................................S-10
Class A-6 Lockout Percentage..............................S-10     Liquidation Proceeds......................................S-63
Class A-6 Lockout Pro Rata Distribution Amount............S-10     Loan Balance..............................................S-62
Class A-7 Certificates.....................................S-1     Loan Purchase Price.......................................S-29
Class A-8 Certificates.....................................S-1     Lower-Tier REMIC..........................................S-20
Class B-1 Applied Realized Loss Amount....................S-60     Lower-Tier REMIC Regular Interests........................S-70
Class B-1 Certificate Principal Balance...................S-60     Lower-Tier REMIC Residual Interest........................S-70
Class B-1 Principal Distribution Amount...................S-12     Master Servicer............................................S-2
Class B-1 Realized Loss Amortization Amount...............S-60     Master Servicer Fee........................................S-7
Class B-1A Certificates....................................S-1     Mezzanine Certificates.....................................S-1
Class B-1F Certificates....................................S-1     Monthly Excess Cash flow Amount...........................S-17
Class C-AIO Certificates...................................S-1     Monthly Excess Interest Amount.............................S-7
Class C-FIO Certificates...................................S-1     Monthly Remittance Date...................................S-10
Class C-IO Certificates....................................S-1     Mortgage Loan Group.......................................S-51
Class D Certificates.......................................S-2     Mortgage Loans............................................S-31
Class Distribution Amount..................................S-6     Mortgaged Properties.......................................S-3
Class M-1 Realized Loss Amortization Amount...............S-61     Mortgages..................................................S-3
Class M-1F Certificates....................................S-1     Net Coupon Rate...........................................S-29
Class M-1 Applied Realized Loss Amount....................S-61     Net Liquidation Proceeds..................................S-64
Class M-1 Certificate Principal Balance...................S-61     Notes......................................................S-3
Class M-1 Certificates.....................................S-1     Offered Certificates.......................................S-1
Class M-1 Principal Distribution Amount...................S-11     One-Month LIBOR...........................................S-54
Class M-1A Certificates....................................S-1     One-Month LIBOR Determination Date........................S-54
Class M-2 Applied Realized Loss Amount....................S-61     Original Certificate Principal Balance.....................S-1
Class M-2 Certificate Principal Balance...................S-61     Original Pre-Funded Amount.................................S-2
Class M-2 Certificates.....................................S-1     Originators...............................................S-50
Class M-2 Principal Distribution Amount...................S-11     Overcollateralization Amount..............................S-12
Class M-2 Realized Loss Amortization Amount...............S-61     Overcollateralization Deficiency..........................S-12
Class M-2A Certificates....................................S-1     Overcollateralization Release Amount......................S-13
Class M-2F Certificates....................................S-1     Owner.....................................................S-55
Class R Certificates.......................................S-2     PAGs......................................................S-27
Class S Certificates.......................................S-2     Participants..............................................S-55
Closing Date...............................................S-2     Pass-Through Rate.........................................S-52
Code......................................................S-20


                                                          Page                                                               Page
                                                          ----                                                               ----
Payment Date...............................................S-5     Seller.....................................................S-2
Percentage Interest.......................................S-52     Senior Enhancement Percentage.............................S-12
Plan......................................................S-71     Senior Specified Enhancement Percentage...................S-12
Pooling and Servicing Agreement............................S-2     Servicing Advances........................................S-65
Preference Amount.........................................S-13     Servicing Fee.............................................S-14
Prepaid Installments......................................S-65     Servicing Fee Rate........................................S-63
Prepayment Assumption.....................................S-49     Six-Month LIBOR...........................................S-24
Prepayments...............................................S-22     Six-Month LIBOR Loans......................................S-5
Preservation Expenses.....................................S-65     SMMEA.....................................................S-21
Pre-Funded Amount.........................................S-18     Step Up Date..............................................S-19
Pre-Funding Account........................................S-2     Stepdown Date.............................................S-11
Pre-Funding Limit.........................................S-72     Subordinate Certificates...................................S-1
Principal and Interest Account............................S-64     Subordinated Trigger Event................................S-13
Principal Distribution Amount..............................S-9     Subsequent Cut-Off Date...................................S-23
Principal Remittance Amount...............................S-10     Subsequent Mortgage Loans..................................S-2
Private Certificates.......................................S-2     Subsequent Transfer Agreement.............................S-23
PTE 95-60.................................................S-73     Subsequent Transfer Date..................................S-18
PTE 97-34.................................................S-72     Substitution Amount.......................................S-63
Qualified Replacement Mortgage............................S-29     Targeted Overcollateralization Amount.....................S-13
Rating Agencies...........................................S-20     Telerate Page 3750........................................S-55
REMIC.....................................................S-20     Terms and Conditions......................................S-56
REMIC Opinion.............................................S-62     Trigger Event.............................................S-10
REO Property..............................................S-64     Trust.....................................................S-50
Realized Loss.............................................S-15     Trust Estate..............................................S-51
Record Date................................................S-6     Trustee Fee................................................S-7
Reference Banks...........................................S-55     Underwriters..............................................S-74
Register..................................................S-51     Underwriting Agreement....................................S-74
Registrar.................................................S-51     Underwriting Guidelines...................................S-26
Relevant Depositary.......................................S-55     Unpaid Realized Loss Amount...............................S-61
Remittance Period.........................................S-10     Upper-Tier REMIC..........................................S-20
Restricted Group..........................................S-72     Weighted Average Life.....................................S-48
Retained Certificates......................................S-2
Riegle Act................................................S-25
Rules.....................................................S-55


================================================================================



         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein (including information incorporated by reference herein) or therein is correct as of any time subsequent to the date of this Prospectus Supplement or the Prospectus.

                                   ----------

                                TABLE OF CONTENTS
                                                                            Page
                              PROSPECTUS SUPPLEMENT
Summary of Terms............................................................S-1
Risk Factors ..............................................................S-26
The Portfolio of Mortgage Loans............................................S-30
Use of Proceeds............................................................S-42
The Depositor..............................................................S-42
The Mortgage Loan Pools....................................................S-42
Prepayment and Yield Considerations........................................S-58
The Originators............................................................S-66
Formation of the Trust and Trust Property..................................S-66
Additional Information.....................................................S-67
Description of the Offered Certificates....................................S-67
Global Clearance, Settlement and Tax
     Documentation Procedures...........................................Annex I
Index to Location of Principal Defined Terms................................A-1

                                   PROSPECTUS
Summary of Prospectus.........................................................1
Risk Factors..................................................................7
Description of the Securities................................................10
The Trusts...................................................................14
Credit Enhancement...........................................................17
Servicing of the Mortgage Loans and Contracts................................21
Administration...............................................................27
Use of Proceeds..............................................................33
The Depositor................................................................33
Certain Legal Aspects of the Mortgage Assets.................................34
Legal Investment Matters.....................................................42
ERISA Considerations.........................................................43
Certain Federal Income Tax Consequences......................................45
Plan of Distribution.........................................................67
Ratings......................................................................68
Legal Matters................................................................68
Financial Information........................................................68
Index to Location of Principal Defined Terms................................A-1

================================================================================

================================================================================

                               AMRESCO Residential
                             Securities Corporation
                               Mortgage Loan Trust
                                    199__-__

                                $---------------

                                  Mortgage Loan
                           Pass-Through Certificates,
                                 Series 199__-__


                                   ----------



                  $___________ Class A-1 Certificates
                  $___________ Class A-2 Certificates
                  $____________Class A-3 Certificates
                  $____________Class A-4 Certificates
                  $____________Class A-5 Certificates
                  $____________Class A-6 Certificates
                  $____________Class A-7 Certificates
                  $___________ Class A-8 Certificates
                  $___________ Class M-1F Certificates
                  $___________ Class M-1A Certificates
                  $___________ Class M-2F Certificates
                  $___________ Class M-2A Certificates
                  $___________ Class B-1F Certificates
                  $___________ Class B-1A Certificates

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------
















                           _______________ ___, 199__


================================================================================